_______________________________________________________________________________
_______________________________________________________________________________


                               CREDIT AGREEMENT

                            Dated as of May 31, 1999

                                     Among

                           DAIN RAUSCHER CORPORATION,

                        U.S. BANK NATIONAL ASSOCIATION,
                            as a Bank and as Agent,

                                      and

                NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                             THE BANK OF NEW YORK
                                      and
                       CREDIT LYONNAIS NEW YORK BRANCH,
                                 as Co-Agents


_______________________________________________________________________________
_______________________________________________________________________________

                               TABLE OF CONTENTS


ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS. . . . . . . . . . . . . . . . . . . . .1
  Section 1.1  DEFINED TERMS . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
  Section 1.2  ACCOUNTING TERMS AND CALCULATIONS . . . . . . . . . . . . . . . . . 10
  Section 1.3  COMPUTATION OF TIME PERIODS . . . . . . . . . . . . . . . . . . . . 10
  Section 1.4  OTHER DEFINITIONAL TERMS. . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE II  TERMS OF LENDING . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Section 2.1  THE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (a)  REVOLVING LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (b)  SWING LINE LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     (c)  TERM LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
  Section 2.2  ADVANCE OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 12
  Section 2.3  BORROWING PROCEDURES. . . . . . . . . . . . . . . . . . . . . . . . 12
     (a)  REQUEST BY BORROWER. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     (b)  FUNDING OF AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
  Section 2.4  CONTINUATION OR CONVERSION OF LOANS . . . . . . . . . . . . . . . . 13
  Section 2.5  THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     (a)  REVOLVING NOTES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     (b)  SWING LINE NOTE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     (c)  TERM NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
  Section 2.6  FUNDING LOSSES. . . . . . . . . . . . . . . . . . . . . . . . . . . 15
  Section 2.7  REFUNDING OF SWING LINE LOANS . . . . . . . . . . . . . . . . . . . 15
  Section 2.8  LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . 17
  Section 2.9  EXTENSION OF THE TERMINATION DATE . . . . . . . . . . . . . . . . . 21
  Section 2.10  USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE III  INTEREST AND FEES . . . . . . . . . . . . . . . . . . . . . . . . . . 23
  Section 3.1  INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (a)  EURODOLLAR ADVANCES. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     (b)  FEDERAL FUNDS RATE ADVANCES. . . . . . . . . . . . . . . . . . . . . . . 23
     (c)  INTEREST AFTER MATURITY. . . . . . . . . . . . . . . . . . . . . . . . . 24
  Section 3.2  FACILITY FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Section 3.3  COMPUTATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Section 3.4  PAYMENT DATES . . . . . . . . . . . . . . . . . . . . . . . . . . . 24

ARTICLE IV  PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION OF THE CREDIT
AND SETOFF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Section 4.1  REPAYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
  Section 4.2  OPTIONAL PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . 25
  Section 4.3  OPTIONAL REDUCTION OR TERMINATION OF COMMITMENTS. . . . . . . . . . 25
  Section 4.4  PAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
  Section 4.5  PRORATION OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . 26


ARTICLE V  ADDITIONAL PROVISIONS RELATING TO LOANS AND LETTERS OF CREDIT . . . . . 26
  Section 5.1  INCREASED COSTS . . . . . . . . . . . . . . . . . . . . . . . . . . 26
  Section 5.2  DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR
  INADEQUATE; IMPRACTICABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . 27
  Section 5.3  CHANGES IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL . . . . . . . 27
  Section 5.4  CAPITAL ADEQUACY. . . . . . . . . . . . . . . . . . . . . . . . . . 28
  Section 5.5  DISCRETION OF THE BANKS AS TO MANNER OF FUNDING . . . . . . . . . . 29
  Section 5.6  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

ARTICLE VI  CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . 30
  Section 6.1  CONDITIONS OF INITIAL LOAN OR INITIAL LETTERS OF CREDIT . . . . . . 30
  Section 6.2  CONDITIONS PRECEDENT TO ALL LOANS AND ALL LETTERS OF CREDIT . . . . 31

ARTICLE VII  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . 31
  Section 7.1  ORGANIZATION, STANDING, ETC.. . . . . . . . . . . . . . . . . . . . 31
  Section 7.2  AUTHORIZATION AND VALIDITY. . . . . . . . . . . . . . . . . . . . . 31
  Section 7.3  NO CONFLICT; NO DEFAULT . . . . . . . . . . . . . . . . . . . . . . 31
  Section 7.4  GOVERNMENT CONSENT. . . . . . . . . . . . . . . . . . . . . . . . . 32
  Section 7.5  FINANCIAL STATEMENTS AND CONDITION. . . . . . . . . . . . . . . . . 32
  Section 7.6  LITIGATION AND CONTINGENT LIABILITIES . . . . . . . . . . . . . . . 32
  Section 7.7  COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
  Section 7.8  ENVIRONMENTAL, HEALTH AND SAFETY LAWS . . . . . . . . . . . . . . . 32
  Section 7.9  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 7.10  MARGIN REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 7.11  OWNERSHIP OF PROPERTY; LIENS . . . . . . . . . . . . . . . . . . . 33
  Section 7.12  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
  Section 7.13  TRADEMARKS, PATENTS. . . . . . . . . . . . . . . . . . . . . . . . 34
  Section 7.14  INVESTMENT COMPANY ACT . . . . . . . . . . . . . . . . . . . . . . 34
  Section 7.15  PUBLIC UTILITY HOLDING COMPANY ACT . . . . . . . . . . . . . . . . 34
  Section 7.16  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
  Section 7.17  REGISTERED BROKER-DEALER; MEMBERSHIP . . . . . . . . . . . . . . . 34
  Section 7.18   ASSESSMENTS BY THE SECURITIES INVESTOR PROTECTION CORPORATION . . 34
  Section 7.19   YEAR 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34

ARTICLE VIII AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . 35
  Section 8.1  FINANCIAL STATEMENTS AND REPORTS. . . . . . . . . . . . . . . . . . 35
  Section 8.2  CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . . . . . . 37
  Section 8.3  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Section 8.4  PAYMENT OF TAXES AND CLAIMS . . . . . . . . . . . . . . . . . . . . 37
  Section 8.5  INSPECTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
  Section 8.6  MAINTENANCE OF PROPERTIES . . . . . . . . . . . . . . . . . . . . . 37
  Section 8.7  BOOKS AND RECORDS . . . . . . . . . . . . . . . . . . . . . . . . . 38
  Section 8.8  COMPLIANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  Section 8.9  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  Section 8.10  ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . 38


  Section 8.11  GENERAL NET CAPITAL REQUIREMENT. . . . . . . . . . . . . . . . . . 38

ARTICLE IX  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . 38
  Section 9.1  MERGER AND CONSOLIDATION. . . . . . . . . . . . . . . . . . . . . . 38
  Section 9.2  SALE OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Section 9.3  PLANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Section 9.4  CHANGE IN NATURE OF BUSINESS. . . . . . . . . . . . . . . . . . . . 39
  Section 9.5  OWNERSHIP OF STOCK IN MATERIAL SUBSIDIARIES . . . . . . . . . . . . 39
  Section 9.6  OTHER AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 39
  Section 9.7  RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . 40
  Section 9.8  INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
  Section 9.9  INDEBTEDNESS AND CONTINGENT LIABILITIES . . . . . . . . . . . . . . 40
  Section 9.10  LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41
  Section 9.11  TRANSACTIONS WITH RELATED PARTIES. . . . . . . . . . . . . . . . . 42
  Section 9.12  FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
  Section 9.13  MINIMUM CONSOLIDATED NET WORTH . . . . . . . . . . . . . . . . . . 42
  Section 9.14  MINIMUM NET CAPITAL REQUIRED FOR DAIN RAUSCHER INCORPORATED. . . . 42
  Section 9.15  WAH SUBORDINATED DEBENTURES. . . . . . . . . . . . . . . . . . . . 42

ARTICLE X  EVENTS OF DEFAULT AND REMEDIES. . . . . . . . . . . . . . . . . . . . . 43
  Section 10.1  EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . 43
  Section 10.2  REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
  Section 10.3  LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . . . 45
  Section 10.4  OFFSET . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

ARTICLE XI  THE AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
  Section 11.1  APPOINTMENT AND GRANT OF AUTHORITY . . . . . . . . . . . . . . . . 46
  Section 11.2  NON RELIANCE ON AGENT. . . . . . . . . . . . . . . . . . . . . . . 46
  Section 11.3  RESPONSIBILITY OF THE AGENT AND OTHER MATTERS. . . . . . . . . . . 47
  Section 11.4  ACTION ON INSTRUCTIONS . . . . . . . . . . . . . . . . . . . . . . 47
  Section 11.5  INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . 48
  Section 11.6  U.S. BANK AND AFFILIATES . . . . . . . . . . . . . . . . . . . . . 48
  Section 11.7  NOTICE TO HOLDER OF NOTES. . . . . . . . . . . . . . . . . . . . . 48
  Section 11.8  SUCCESSOR AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . 48

ARTICLE XII  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
  Section 12.1  NO WAIVER AND AMENDMENT. . . . . . . . . . . . . . . . . . . . . . 49
  Section 12.2  AMENDMENTS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . . 49
  Section 12.3  ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     (a)  ASSIGNMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50
     (b)  EFFECTIVENESS OF ASSIGNMENTS . . . . . . . . . . . . . . . . . . . . . . 50
     (c)  TAX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     (d)  INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
     (e)  FEDERAL RESERVE BANK . . . . . . . . . . . . . . . . . . . . . . . . . . 51



  Section 12.4  COSTS, EXPENSES AND TAXES; INDEMNIFICATION . . . . . . . . . . . . 51
  Section 12.5  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
  Section 12.6  SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
  Section 12.7  SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
  Section 12.8  SUBSIDIARY REFERENCES. . . . . . . . . . . . . . . . . . . . . . . 52
  Section 12.9  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 52
  Section 12.10  ENTIRE AGREEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 53
  Section 12.11  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . 53
  Section 12.12  CONFIDENTIALITY OF INFORMATION. . . . . . . . . . . . . . . . . . 53
  Section 12.13  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . 53
  Section 12.14  CONSENT TO JURISDICTION . . . . . . . . . . . . . . . . . . . . . 53
  Section 12.15  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . . . . 54
  Section 12.16  SURVIVAL OF CERTAIN PROVISIONS OF THIS AGREEMENT. . . . . . . . . 54

                                CREDIT AGREEMENT


       THIS CREDIT AGREEMENT, dated as of May 31, 1999, is by and among DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), the banks or financial institutions listed on the signature pages hereof or which hereafter become parties hereto by means of assignment and assumption as hereinafter described (individually referred to as a "Bank" or collectively as the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as agent for the Banks (in such capacity, the "Agent").

                  ARTICLE I  DEFINITIONS AND ACCOUNTING TERMS

       Section 1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):


"ADVANCE": The portion of the outstanding Loans bearing interest at an identical rate for an identical Interest Period, provided that all Federal Funds Rate Advances shall be deemed a single Advance. An Advance may be a "Eurodollar Advance" or "Federal Funds Rate Advance" (each, a "type" of Advance).

       "ADVERSE EVENT": The occurrence of any event that could have material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of the Borrower and the Subsidiaries as a consolidated enterprise or on the ability of the Borrower or any other party obligated thereunder to perform its obligations under the Loan Documents.

       "AGGREGATE COMMITMENT": The aggregate of the Commitments of the Banks, being initially $67,000,000, as the same may be reduced from time to time pursuant to SECTION 4.3.

       "AGGREGATE DEBIT ITEMS": With respect to any Person at any time, the aggregate debit items of such Person at such time as computed in accordance with the Formula for Determination of Reserve Requirements for Brokers and Dealers, Exhibit A to Rule 15c3-3.

       "AGENT": U.S. Bank National Association, as agent for the Banks hereunder and each successor, as provided in SECTION 11.8, who shall act as Agent.

       "AGREEMENT": This Credit Agreement, as it may be amended, modified, supplemented, restated or replaced from time to time.

       "APPLICABLE EURODOLLAR RATE MARGIN": A percentage equal to (i) sixty-one one-hundredths of one percent (.61%) at all times when the Borrower's senior debt (A) is not rated by Moody's or by Standard & Poors,
(B) if rated by Standard & Poors and Moody's, has a rating of less than BBB-by Standard & Poors and has a rating of less than Baa3 by

Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) forty-five one-hundredths of one percent (.45%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's.

       "APPLICABLE FACILITY FEE PERCENTAGE": A percentage equal to (i) fourteen one-hundredths of one percent (.14%) at all times when the Borrower's senior debt (A) is not rated by Standard & Poors or by Moody's,
(B) if rated by Standard & Poors and Moody's, has a rating of less than BBB-by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) ten one-hundredths of one percent (.10%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's.

       "APPLICABLE FEDERAL FUNDS RATE MARGIN": A percentage equal to (i) eighty-five one-hundredths of one percent (.85%) at all times when the Borrower's senior debt (A) is not rated by Standard & Poors or by Moody's,
(B) if rated by Standard & Poors and Moody's, has a rating of less than BBB-by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) seventy one-hundredths of one percent (.70%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's.

       "APPLICABLE LETTER OF CREDIT MARGIN": A percentage equal to (i) sixty-eight one-hundredths of one percent (.68%) at all times when the Borrower's senior debt (A) is not rated by Standard & Poors or by Moody's,
(B) if rated by Standard & Poors and Moody's, has a rating of less than BBB-by Standard & Poors and has a rating of less than Baa3 by Moody's, (C) if rated only by Standard & Poors, has a rating of less than BBB- by Standard & Poors, or (D) if rated only by Moody's, has a rating of less than Baa3 by Moody's, and (ii) fifty-two one-hundredths of one percent (.52%) at all times when the Borrower's senior debt (A) if rated by Standard & Poors and Moody's, has a rating of BBB- or better by Standard & Poors or has a rating of Baa3 or better by Moody's, (B) if rated only by Standard & Poors, has a rating of BBB- or better by Standard & Poors, or (C) if rated only by Moody's, has a rating of Baa3 or better by Moody's.

       "ASSIGNEE":  As defined in SECTION 12.3(a).

       "ASSIGNMENT":  As defined in SECTION 12.3(a).

       "ASSIGNMENT AND ASSUMPTION AGREEMENT":  As defined in SECTION 12.3(a).

       "BONY":  The Bank of New York, its successors and assigns.

       "BUSINESS DAY": Any day (other than a Saturday, Sunday or legal holiday in the State of Minnesota or the State of New York) on which national banks are permitted to be open in Minneapolis, Minnesota, and national banks and state member banks are permitted to be open in New York, New York, and, with respect to Eurodollar Advances, a day on which dealings in Dollars may be carried on by the Agent in the London interbank market.

       "CAPITALIZED LEASE": Any lease which is or should be capitalized on the books of the lessee in accordance with GAAP.

       "CODE": The Internal Revenue Code of 1986, as amended, or any successor statute, together with regulations thereunder.

       "COMMITMENT": In the case of each Bank, the amount set forth opposite such Bank's signature on the signature page of this Agreement (or in the relevant Assignment and Assumption Agreement for such Bank), as the same may be reduced from time to time pursuant to SECTION 4.3 , or, as the context may require, the agreement of each Bank to make Loans to the Borrower and to participate in Swing Line Loans made to the Borrower and Letters of Credit issued for the account of the Borrower up to such amount, subject to the terms and conditions of this Agreement.

       "COMPLIANCE CERTIFICATE": A certificate in the form of EXHIBIT F, duly completed and signed by the treasurer or the chief financial officer of the Borrower.

       "CONSOLIDATED NET INCOME": The Borrower's consolidated net income as determined in accordance with GAAP.

       "CONSOLIDATED NET WORTH": As of any date of determination, the sum of the amounts set forth on the consolidated balance sheet of the Borrower as the sum of the common stocks, preferred stock, additional paid-in capital and retained earnings of the Borrower (excluding treasury stock) as determined in accordance with GAAP.

       "CREDIT LYONNAIS": Credit Lyonnais New York Branch, its successors and assigns.

       "DAIN RAUSCHER INCORPORATED": Dain Rauscher Incorporated, a Minnesota corporation.

       "DAIN RAUSCHER INCORPORATED CREDIT AGREEMENT": The Credit Agreement dated as of March 31, 1998, by and among the Agent, U.S. Bank, Norwest, BONY, The Chase Manhattan Bank and Dain Rauscher Incorporated pursuant to which U.S. Bank, Norwest, BONY and The Chase Manhattan Bank loaned $80,000,000 to Dain Rauscher Incorporated, as the same may be amended, modified, supplemented, restated or replaced from time to time.

       "DAIN RAUSCHER LENDING SERVICES": Dain Rauscher Lending Services, Inc., a Minnesota corporation.

       "DEFAULT": Any event which, with the giving of notice to the Borrower or lapse of time, or both, would constitute an Event of Default.

       "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and any successor statute, together with regulations thereunder.

       "ERISA AFFILIATE": Any trade or business (whether or not incorporated) that is a member of a group of which the Borrower is a member and which is treated as a single employer under Section 414 of the Code.

       "EURODOLLAR ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under
SECTION 2.4.

       "EURODOLLAR INTERBANK RATE": The average offered rate for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) for delivery of such deposits on the first day of an Interest Period of a Eurodollar Advance, for the number of days comprised therein (except in the case of a one (1) week or two (2) week Interest Period, such rate shall be determined on the basis of the number of days comprised in a one (1) month Interest Period), which appears on the Reuters Screen LIBO Page as of 11:00 a.m., Minneapolis time (or such other time as of which such rate appears) on the Business Day that is two Business Days preceding the first day of the Interest Period (except in the case of a one (1) week Interest Period, such rate shall be determined on the Business Day which is the first Business Day of the Interest Period) or the rate for such deposits determined by the Agent at such time based on such other published service of general application as shall be selected by the Agent for such purpose; PROVIDED, that in the event that the Reuters Screen LIBO Page and such other published services of general application are unavailable, the Agent may determine the rate based on rates offered to the Agent for deposits in United States Dollars (rounded upwards, if necessary, to the nearest 1/16 of 1%) in the interbank eurodollar market at such time for delivery on the first day of the Interest Period for the number of days comprised therein. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuter Monitor Money Rates Service (or such other page as may replace the LIBO Page on that service for the purpose of displaying London interbank offered rates of major banks for United States Dollar deposits).

       "EURODOLLAR RATE (RESERVE ADJUSTED)": A rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) calculated for the Interest Period of a Eurodollar Advance in accordance with the following formula:

       ERRA       =      EURODOLLAR INTERBANK RATE
                         -------------------------
                               1.00 - ERR

In such formula, "ERR" means "Eurodollar Reserve Rate" and "ERRA" means "Eurodollar Rate (Reserve Adjusted)", in each instance determined by the Agent for the applicable

Interest Period. The Agent's determination of all such rates for any Interest Period shall be conclusive in the absence of manifest error.

       "EURODOLLAR RESERVE RATE": A percentage equal to the daily average during such Interest Period of the aggregate maximum reserve requirements (including all basic, supplemental, marginal and other reserves), as specified under Regulation D of the Federal Reserve Board, or any other applicable regulation that prescribes reserve requirements applicable to Eurocurrency liabilities (as presently defined in Regulation D) or applicable to extensions of credit by the Agent the rate of interest on which is determined with regard to rates applicable to Eurocurrency liabilities. Without limiting the generality of the foregoing, the Eurocurrency Reserve Requirement shall reflect any reserves required to be maintained by the Agent against (i) any category of liabilities that includes deposits by reference to which the Eurodollar Interbank Rate is to be determined, or (ii) any category of extensions of credit or other assets that includes Eurodollar Advances.

       "EVENT OF DEFAULT":  Any event described in SECTION 10.1.

       "FACILITY FEES":  As defined in SECTION 3.2.

       "FEDERAL FUNDS RATE": For any date of determination, the interest rate per annum determined by U.S. Bank to be equal to the average rate for overnight federal funds transactions with members of the Federal Reserve System, arranged by federal funds brokers, applicable to federal funds transactions on that date.

       "FEDERAL FUNDS RATE ADVANCE": An Advance designated as such in a notice of borrowing under SECTION 2.3 or a notice of continuation or conversion under SECTION 2.4.

       "FEDERAL RESERVE BOARD": The Board of Governors of the Federal Reserve System or an successor thereto.

       "GAAP": Generally accepted accounting principles as applied in the preparation of the audited financial statements of Interra Financial Incorporated (now Dain Rauscher Corporation), Dain Bosworth Incorporated, Rauscher Pierce Refsnes, Inc. and Interra Clearing Services Inc. (Dain Bosworth Incorporated, Rauscher Pierce Refsnes, Inc. and Interra Clearing Services Inc. are now merged into Dain Rauscher Incorporated) referred to in
SECTION 7.5.

       "INDEBTEDNESS": Without duplication, all obligations, contingent or otherwise, which in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, but in any event including the following (whether or not they should be classified as liabilities upon such balance sheet): (a) obligations secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the obligation secured thereby shall have been assumed and whether or not the obligation secured is the obligation of the owner or another party; (b) any obligation for the deferred purchase price of any property or services, except Trade Accounts Payable, (c) any obligation as lessee under any Capitalized Lease; (d) all guaranties, endorsements and other contingent obligations in respect to Indebtedness of others; (e) all repurchase transactions and all swap transactions which are included as liabilities or obligations under GAAP; and (f) undertakings or agreements to reimburse or indemnify issuers of letters of credit.

       "INTEREST PERIOD" Either (a) for any Eurodollar Advance, the period commencing on the borrowing date of such Eurodollar Advance or the date a Federal Funds Rate Advance is converted into such Eurodollar Advance, or the last day of the preceding Interest Period for such Eurodollar Advance, as the case may be, and ending on the numerically corresponding day one (1) week, two (2) weeks, one (1) month, two (2) months, three (3) months or six (6) months thereafter, as selected by the Borrower pursuant to SECTION 2.3 or
SECTION 2.4; PROVIDED, that:

       (i) any Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

       (ii) any Interest Period of one (1), two (2), three (3) or six (6) months which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

       (iii)  no Interest Period shall extend beyond the Termination Date.

       "LIEN": Any security interest, mortgage, pledge, lien, hypothecation, judgment lien or similar legal process, charge, encumbrance, title retention agreement or analogous instrument or device (including, without limitation, the interest of the lessors under Capitalized Leases and the interest of a vendor under any conditional sale or other title retention agreement).

       "LETTERS OF CREDIT":  As defined in SECTION 2.8(a).

       "LETTER OF CREDIT AGREEMENTS":  As defined in SECTION 2.8(c)(ix).

       "LETTER OF CREDIT PARTICIPATION AMOUNT":  As defined in SECTION 2.8(a).

       "LETTER OF CREDIT OBLIGATIONS": The aggregate amount of all possible drawings under all Letters of Credit plus all amounts drawn under any Letter of Credit and not reimbursed by the Borrower under the applicable Letter of Credit Agreement.

       "LOANS": The Revolving Loans and the Swing Line Loans or the Term Loans, as the case may be.

       "LOAN DOCUMENTS": This Agreement, the Notes, each Letter of Credit Agreement and each other instrument, document, guaranty, security agreement, mortgage, or other agreement executed and delivered by the Borrower or any guarantor or party granting security interests in connection with this Agreement, the Loans or the Letter of Credit Obligations or any collateral for the Loans or the Letter of Credit Obligations.

       "MATERIAL SUBSIDIARY":

              (a) For so long as it shall be a Subsidiary of the Borrower, Dain Rauscher Incorporated; and

              (b) For any fiscal year of the Borrower, any other Subsidiary of the Borrower (i) which contributed (or, in the case of any Subsidiary acquired during such fiscal year, would have contributed, if acquired, at the beginning of the preceding fiscal year) more than 10% of the revenues of Borrower and its Subsidiaries on a consolidated basis during the preceding fiscal year or (ii) which had (or, in the case of any Subsidiary acquired during such fiscal year, would have had, if acquired on the last day of the preceding fiscal year) aggregate assets in excess of 10% of the assets of Borrower and its Subsidiaries on a consolidated basis at the close of the preceding fiscal year.

       "MOODY'S":  Moody's Investors Services.

       "NET CAPITAL": Net Capital shall mean "net capital" as defined in Rule 15c3-1.

       "NORWEST": Norwest Bank Minnesota, National Association, its successors and assigns.

       "NOTES": The Revolving Notes and the Swing Line Note or the Term Notes, as the case may be.

       "PAYMENT DATE": Each of the following: (a) with respect to each Eurodollar Advance, the last day of each Interest Period and, if such Interest Period is in excess of three (3) months, on the last day of each three (3) month period occurring after the commencement of such Interest Period prior to the last day of such Interest Period; (b) with respect to each Federal Funds Rate Advance and for any fees including, without limitation, Facility Fees, the last day of each calendar month, (c) unless the Banks shall have made the Term Loans to repay the Revolving Loans in accordance with the provisions of SECTION 2.1(c), the Termination Date; and
(d) if the Banks shall have made the Terms Loans to repay the Revolving Loans in accordance with the provisions of SECTION 2.1(c), the Term Loan Maturity Date.

       "PBGC": The Pension Benefit Guaranty Corporation, established pursuant to Subtitle A of Title IV of ERISA, and any successor thereto or to the functions thereof.

       "PERCENTAGE": As to any Bank, the percentage set forth opposite such Bank's signature on the signature page of this Agreement (or in the relevant Assignment and Assumption Agreement for such Bank) (I.E., the proportion, expressed as a percentage, that such Bank's Commitment bears to the Aggregate Commitment).

       "PERSON": Any natural person, corporation, partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

       "PLAN": An employee benefit plan or other plan, maintained for employees of the Borrower or of any ERISA Affiliate, and subject to Title IV of ERISA or Section 412 of the Code.

       "REFERENCE RATE": The rate of interest from time to time publicly announced by U.S. Bank as its "reference rate." U.S. Bank may lend to its customers at rates that are at, above or below the Reference Rate. For purposes of determining any interest rate which is based on the Reference Rate, such interest rate shall change on the effective date of any change in the Reference Rate.

       "RELATED PARTY": Any Person (other than a Subsidiary): (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, or (b) 5% or more of the equity interest of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       "REFUNDED SWING LINE LOANS":  As defined in SECTION 2.7(a).

       "REGULATIONS T, U AND X": Regulations T, U and X of the Board of Governors of the Federal Reserve System.

       "REPORTABLE EVENT": A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation has waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and Section 302 of ERISA shall be a reportable event regardless of the issuance of any such waivers in accordance with Section 412(d) of the Code.

       "REQUIRED BANKS": Those Banks whose total Percentage of the Commitments equals or exceeds 66-2/3%, or if the Commitments have been terminated, those Banks whose share of the outstanding principal of the Loans constitutes at least 66-2/3% of the aggregate outstanding principal of all Loans.

       "REVOLVING LOANS":  The Loans described in SECTION 2.1(a).

       "REVOLVING NOTES":  The promissory notes of the Borrower described in
SECTION 2.5(a), substantially in the form of EXHIBIT A-1, as such promissory notes may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory notes.

       "RULE 15c3-1": Rule 15c3-1 of the General Rules and Regulations as promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (17 CFR 240.15c3-1), as such Rule may be amended from time to time, or any rule or regulation which replaces Rule 15c3-1.

       "RULE 15c3-3": Rule 15c3-3 of the General Rules and Regulations as promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended (17 CFR 240.15c3-3), as such Rule may be amended from time to time, or any rule or regulation which replaces Rule 15c3-3.

       "SUBSIDIARY": Any Person of which or in which the Borrower and its other Subsidiaries own directly or indirectly 50% or more of: (a) the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such Person, if it is a corporation, (b) the capital interest or profit interest of such Person, if it is a partnership, joint venture, limited liability company or similar entity, or (c) the beneficial interest of such Person, if it is a trust, association or other unincorporated organization.

       "STANDARD & POORS":  Standard & Poors Corporation.

       "SWING LINE COMMITMENT": $5,000,000, or, as the context may require, the agreement of the Swing Line Bank to make the Swing Line Loans to the Borrower subject to the terms and conditions of this Agreement.

       "SWING LINE BANK":  U.S. Bank.

       "SWING LINE LOANS": The Loans described in SECTION 2.1(b).

       "SWING LINE NOTE": The promissory note of the Borrower described in
SECTION 2.5(b), substantially in the form of EXHIBIT A-2, as such promissory note may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory note.

       "SWING LINE PARTICIPATION AMOUNT":  As defined in SECTION 2.7(b).

       "TERM LOANS":  The Loans described in SECTION 2.1(c).

       "TERM NOTES":  The promissory notes of the Borrower described in
SECTION 2.5(c), substantially in the form of EXHIBIT A-3, as such promissory notes may be amended, modified or supplemented from time to time, and such term shall include any substitutions for, or renewals of, such promissory notes.

       "TERM LOAN MATURITY DATE": The second (2nd) anniversary of the date on which the Banks make the Term Loans to the Borrower under SECTION 2.1(c).

       "TERMINATION DATE": The earliest of (a) March 17, 2000, or such later date to which the Termination Date is extended pursuant to the provisions of
SECTION 2.9, (b) the date on
which the Commitments are terminated pursuant to SECTION 10.2 hereof or (c) the date on which the Commitments are reduced to zero pursuant to SECTION 4.3 hereof.

       "TRADE ACCOUNTS PAYABLE": The trade accounts payable of any Person with a maturity of not greater than 90 days incurred in the ordinary course of such Person's business.

       "UNREFUNDED SWING LINE LOANS":  As defined in SECTION 2.7(b).

       "U.S. BANK": U.S. Bank National Association, its successors and assigns, in its individual capacity and not as Agent hereunder.

       "WAH": Collectively, Wessels, Arnold & Henderson Group, L.L.C., a Delaware limited liability company, and Wessels, Arnold & Henderson, L.L.C., a Delaware limited liability company.

       "WAH ACQUISITION": The acquisition and merger of WAH into Dain Rauscher Incorporated, with Dain Rauscher Incorporated as the surviving corporation, pursuant to the terms and conditions of the WAH Acquisition Agreement.

       "WAH ACQUISITION AGREEMENT": The Agreement and Plan of Merger dated as of February 8, 1998, among Dain Rauscher Corporation, Dain Rauscher Incorporated and WAH.

       "WAH SUBORDINATED DEBENTURES": The subordinated debentures issued by the Borrower to the members of WAH in the aggregate principal amount of $30,000,000, with the entire principal balance of such subordinated debentures being due and payable on March 31, 2003.

       Section 1.2 ACCOUNTING TERMS AND CALCULATIONS. Except as may be expressly provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder (including, without limitation, determination of compliance with financial ratios and restrictions in ARTICLES VIII and IX hereof) shall be made in accordance with GAAP consistently applied. Any reference to "consolidated" financial terms shall be deemed to refer to those financial terms as applied to the Borrower and its Subsidiaries in accordance with GAAP.

       Section 1.3 COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of a period of time from a specified date to a later specified date, unless otherwise stated the word "from" means "from and including" and the word "to" or "until" each means "to but excluding."

       Section 1.4 OTHER DEFINITIONAL TERMS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections, Exhibits, schedules and like references are to this Agreement unless otherwise expressly provided.

                          ARTICLE II  TERMS OF LENDING

       Section 2.1  THE LOANS.

       (a) REVOLVING LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of the Borrower in this Agreement, each Bank agrees, severally and not jointly, to make revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that (i) the aggregate unpaid principal amount of such Bank's Revolving Loans, such Bank's Letter of Credit Participation Amount and such Bank's Swing Line Participation Amount at any one time shall not exceed its Commitment, and
       (ii) the aggregate unpaid principal amount of all outstanding Loans and all Letter of Credit Obligations shall not at any time exceed the Aggregate Commitment. The Revolving Loans shall be made by the Banks on a pro rata basis, calculated for each Bank based on its Percentage.

       (b) SWING LINE LOANS. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of the Borrower in this Agreement, the Swing Line Bank agrees to make revolving loans (each a "Swing Line Loan" and, collectively, the "Swing Line Loans") to the Borrower from time to time from the date hereof until the Termination Date, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of the Swing Line Loans at any one time outstanding shall not exceed the Swing Line Commitment. The Borrower acknowledges that the Swing Line Bank contemplates that a Swing Line Loan will not be outstanding for more than six (6) consecutive Business Days, and in no event shall a Swing Line Loan be outstanding for more than ten
       (10) consecutive calendar days.

       (c) TERM LOANS. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the other terms and conditions of this Agreement and in reliance upon the warranties of the Borrower in this Agreement, each Bank agrees, severally and not jointly, to make a single term loan (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, on the Termination Date, in an amount equal to the then outstanding principal balance of the Revolving Loans made by such Bank to the Borrower. The proceeds of each Bank's Term Loan shall be simultaneously applied by such Bank to the repayment of such Bank's Revolving Note, whereupon such Bank's Revolving Note shall be returned to the Borrower marked "Replaced by Term Note" and the Commitment of such Bank shall be automatically terminated. The Borrower shall deliver to each

       Bank its respective Term Note, appropriately completed and properly executed on behalf of the Borrower, prior to the funding of the Term Loans.

       Section 2.2 ADVANCE OPTIONS. The Revolving Loans and the Term Loans shall consist of Eurodollar Advances and Federal Funds Rate Advances, as shall be selected by the Borrower, except as otherwise provided herein. The Swing Line Loans shall be Federal Funds Rate Advances, and may not be converted into Eurodollar Advances. Any combination of types of Advances may be outstanding at the same time, except that the total number of outstanding Eurodollar Advances shall not exceed three (3) at any one time. Each Eurodollar Advance shall be in a minimum amount of $1,000,000 or in an integral multiple of $500,000 above such amount. Each Federal Funds Rate Advance shall be in an amount that is an integral multiple of $500,000. Federal Funds Rate Advances shall not be outstanding for more than ten (10) consecutive calendar days.

       Section 2.3  BORROWING PROCEDURES.

       (a) REQUEST BY BORROWER. Any request by the Borrower for a Loan shall be in writing, or by telephone promptly confirmed in writing, and must be given so as to be received by the Agent not later than:

              (i) 10:00 a.m., Minneapolis time, on the date of any requested Revolving Loans that shall be comprised of Federal Funds Rate Advances;

              (ii) 10:00 a.m., Minneapolis time, on the date of any requested Revolving Loans that shall be, or shall include, a Eurodollar Advance having an Interest Period of one (1) week;

              (iii) 10:00 a.m., Minneapolis time, two (2) Business days prior to the date of any requested Revolving Loans that shall be, or shall include, a Eurodollar Advance having an Interest Period of two (2) weeks or longer;

              (iv) 2:00 p.m., Minneapolis time, on the date of any requested Swing Line Loan; or

              (v) for the Term Loans, at any time during the forty-five day period commencing no earlier than 60 days prior to the Termination Date an ending no later than 15 days prior to the Termination Date.

       Each request for a Loan shall specify (1) the borrowing date (which shall be a Business Day), (2) the amount of such Loan and if Revolving Loans or Term Loans, the type or types of Advances comprising such Loans, and (3) if such Revolving Loans or Term Loans shall include Eurodollar Advances, the initial Interest Periods for such Eurodollar Advances.

       (b) FUNDING OF AGENT. The Agent shall promptly notify each other Bank of the receipt of such request, the matters specified therein, and of such Bank's Percentage of the requested Loans. On the date of the requested Revolving Loans, each Bank shall provide its share of the requested Loans to the Agent in immediately available funds not later than 1:00 p.m., Minneapolis time. On the date of any requested Swing Line Loans, the Swing Line Bank shall provide the requested Swing Line Loan to the Agent in immediately available funds not later than 4:00 p.m., Minneapolis time. Unless the Agent determines that any applicable condition specified in ARTICLE VI has not been satisfied, the Agent will make the requested Loans available to the Borrower at the Agent's principal office in Minneapolis, Minnesota in immediately available funds not later than 5:00 p.m. (Minneapolis time) on the lending date so requested. If the Agent has made a Loan to the Borrower on behalf of a Bank but has not received the amount of such Loan from such Bank by the time herein required, such Bank shall pay interest to the Agent on the amount so advanced at the Federal Funds Rate from the date of such Loan to the date funds are received by the Agent from such Bank, such interest to be payable with such remittance from such Bank of the principal amount of such Loan (provided, however, that the Agent shall not make any Loan on behalf of a Bank if the Agent has received prior notice from such Bank that it will not make such Loan). If the Agent does not receive payment from such Bank by the next Business Day after the date of any Loan, the Agent shall be entitled to recover such Loan, with interest thereon at the rate then applicable to such Loan, on demand, from the Borrower, without prejudice to the Agent's and the Borrower's rights against such Bank. If such Bank pays the Agent the amount herein required with interest at the overnight Federal Funds Rate before the Agent has recovered from the Borrower, such Bank shall be entitled to the interest payable by the Borrower with respect to the Loan in question accruing from the date the Agent made such Loan.

       Section 2.4 CONTINUATION OR CONVERSION OF LOANS. The Borrower may elect to (i) continue any outstanding Eurodollar Advance from one Interest Period into a subsequent Interest Period to begin on the last day of the earlier Interest Period, or (ii) convert any outstanding Advance into another type of Advance (on the last day of an Interest Period only, in the instance of a Eurodollar Advance), by giving the Agent notice in writing, or by telephone promptly confirmed in writing, given so as to be received by the Agent not later than:

       (a) 10:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Federal Funds Rate Advance;

       (b) 10:00 a.m., Minneapolis time, on the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance having an Interest Period of one (1) week; or

       (c) 10:00 a.m., Minneapolis time, two (2) Business days prior to the date of the requested continuation or conversion, if the continuing or converted Advance shall be a Eurodollar Advance having an Interest Period of two (2) weeks or longer.


Each notice of continuation or conversion of an Advance shall specify (i) the effective date of the continuation or conversion date (which shall be a Business Day), (ii) the amount and the type or types of Advances following such continuation or conversion (subject to the limitation on amount set forth in SECTION 2.2), and (iii) for continuation as, or conversion into, Eurodollar Advances, the Interest Periods for such Advances. Absent timely notice of continuation or conversion, each Eurodollar Advance shall automatically convert into a Federal Funds Rate Advance on the last day of an applicable Interest Period, unless paid in full on such last day. No Advance shall be continued as, or converted into, a Eurodollar Advance if a Default or Event of Default shall exist or if the shortest Interest Period for such Advance may not transpire prior to the Termination Date in the case of a Revolving Loan or the Term Loan Maturity Date in the case of a Term Loan.

       Section 2.5  THE NOTES.  The Loans shall be evidenced by the following
Notes:

       (a) REVOLVING NOTES. The Revolving Loans of each Bank shall be evidenced by a promissory note of the Borrower (each a "Revolving Note" and collectively for all Banks, the "Revolving Notes"), substantially in the form of EXHIBIT A-1 hereto, in the amount of such Bank's Commitment originally in effect and dated as of the date of this Agreement (or dated as of the relevant date of the Assignment and Assumption Agreement for such Bank). Each Bank shall enter in its respective records the amount of each Revolving Loan, the rate or rates of interest borne by its Revolving Loans and the payments made on the Revolving Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

       (b) SWING LINE NOTE. The Swing Line Loans of the Swing Line Bank shall be evidenced by a promissory note of the Borrower (the "Swing Line Note "), substantially in the form of EXHIBIT A-2 hereto, in the amount of the Swing Line Commitment. The Swing Line Bank shall enter in its records the amount of each Swing Line Loan and the payments made on the Swing Line Loans, and such records shall be deemed conclusive evidence of the subject matter thereof, absent manifest error.

       (c) TERM NOTES. The Term Loan of each Bank shall be evidenced by a promissory note of the Borrower (each a "Term Note" and, collectively for all Banks, the "Term Notes"), substantially in the form of EXHIBIT A-3 hereto, in the amount of such Bank's outstanding Revolving Advances immediately prior to making the Term Loan and dated as of the Termination Date. Each Bank shall enter in its respective records the amount of its Term Loan, the rate or rates of interest borne by its Term Loan and the payments made on its Term Loan, and such records shall be deemed conclusive evidence of the subject matters thereof, absent manifest error.

       Section 2.6 FUNDING LOSSES. The Borrower will indemnify each Bank upon demand against any loss or expense which such Bank may sustain or incur (including, without limitation, any loss or expense sustained or incurred in obtaining, liquidating or employing deposits or other funds acquired to effect, fund, or maintain any Advance) as a consequence of (i) any failure of the Borrower to make any payment when due of any amount due hereunder or under any Note, (ii) any failure of the Borrower to borrow, continue or convert an Advance on a date specified therefor in a notice thereof, or (iii) any payment (including, without limitation, any payment pursuant to SECTION 4.2, 4.3 or 10.2), prepayment or conversion of any Eurodollar Advance on a date other than the last day of the Interest Period for such Advance. Determinations by each Bank for purposes of this SECTION 2.6 of the amount required to indemnify such Bank shall be conclusive in the absence of manifest error. Without limiting the effect of the foregoing, each Bank's loss under clause (ii) or (iii) above with respect to a Eurodollar Advance shall include an amount equal to the excess, if any, of (a) the amount of interest that otherwise would have accrued on the principal amount so paid, so prepaid, so not borrowed, so not converted or so not continued for the period from the date of such payment or such failure to borrow, convert or continue to the last day of then current Interest Period for such Eurodollar Advance (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Eurodollar Advance that would have commenced on the date specified for such borrowing, conversion on continuation) at the applicable rate of interest (or the rate of interest which would have been applicable) for such Eurodollar Advance provided herein over (b) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Bank would have bid in the London interbank market for dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such Interest Period (as reasonably determined by such Bank).

       Section 2.7  REFUNDING OF SWING LINE LOANS.

       (a) The Swing Line Bank, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Bank to act on its behalf), upon notice given by the Swing Line Bank no later than 10:00 a.m., Minneapolis time, on the relevant refunding date, request each Bank to make, and each Bank hereby agrees to make, a Revolving Loan (which shall be a Federal Funds Rate Advance), in an amount equal to such Bank's Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to refund such Swing Line Loans. Each Bank shall make the amount of such Revolving Loan available to the Agent in immediately available funds, no later than 1:00 p.m., Minneapolis time, on the date of such notice. The proceeds of such Revolving Loans shall be distributed by the Agent to the Swing Line Bank and immediately applied by the Swing Line Bank to repay the Refunded Swing Line Loans.

       (b) If, for any reason, Revolving Loans may not be (as determined by the Agent in its sole discretion), or are not, made pursuant to SECTION 2.7(a) to repay Swing Line Loans, then, effective on the date such Revolving Loans would otherwise have been made, each Bank severally, unconditionally and irrevocably agrees that it shall purchase a participating interest in such Swing Line Loans ("Unrefunded Swing Line Loans") in an amount equal to the amount of Revolving Loans which would otherwise have been made by such Bank pursuant to SECTION 2.7(a). Each Bank will immediately transfer to the Agent, in immediately available funds, the amount of its participation (the "Swing Line
       Participation Amount"), and the proceeds of such participation shall be distributed by the Agent to the Swing Line Bank in such amount as will reduce the amount of the participating interest retained by the Swing Line Bank in its Swing Line Loans.

       (c) Whenever, at any time after the Swing Line Bank has received from any Bank such Bank's Swing Line Participation Amount, the Swing Line Bank receives any payment on account of the Swing Line Loans, the Swing Line Bank will distribute to such Bank its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Bank's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Bank's PRO RATA portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); PROVIDED, HOWEVER, that in the event that such payment received by the Swing Line Bank is required to be returned, such Bank will return to the Swing Line Bank any portion thereof previously distributed to it by the Swing Line Bank.

       (d)    Each Bank's obligation to make the Revolving Loans referred to in
       SECTION 2.7(a) and to purchase participating interests pursuant to
       SECTION 2.7(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against the Swing Line Bank, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions precedent specified in ARTICLE VI; (iii) any adverse change in the condition (financial or otherwise) of the Borrower;
       (iv) any breach of this Agreement or any other Loan Document by the Borrower or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, a Bank shall not have any obligation to make a Revolving Loan pursuant to SECTION 2.7(a) or to purchase a participating interest in a Swing Line Loan pursuant to SECTION 2.7(b) if
       (A) a Default or an Event of Default shall have occurred and be continuing at the time such Swing Line Loan was made or if any other condition precedent set forth in SECTION 6.2 was not satisfied at the time such Swing Line Loan was made AND (B) such Bank shall have provided written notice to the Swing Line Bank, received by the Swing Line Bank at least one (1) Business Day prior to the date on which such Swing Line Loan was made, that such Default or Event of Default has occurred and is continuing or that such other condition precedent set forth in SECTION
       6.2 is not capable of being satisfied, and, as a result thereof, that such Bank will not make Revolving Loans pursuant to SECTION 2.7(a) or purchase participating interests in Swing Line Loans pursuant to SECTION 2.7(b) while such Default or Event of Default is continuing or while such other condition precedent is not capable of being satisfied.

       Section 2.8  LETTERS OF CREDIT.

       (a) LETTERS OF CREDIT. Subject to the terms and conditions of this Agreement and in reliance upon the warranties of the Borrower in this Agreement, upon request by the Borrower, the Agent shall issue letters of credit for the account of the Borrower (such letters of credit as any of them may be amended, supplemented, extended or confirmed from time to time, being herein collectively called the "Letters of Credit") subject to the following: (i) compliance by the Borrower with all conditions precedent set forth in ARTICLE VI hereof, (ii) entry by the Borrower into Letter of Credit Agreements and such other documents deemed appropriate by the Agent for the issuance of such Letters of Credit at least three
       (3) Business Days prior to the date of any requested Letter of Credit,
       (iii) satisfaction of the Agent with the form and substance of each such Letter of Credit, and (iv) the absence of any statutory or regulatory change or directive affecting the issuance by the Agent of letters of credit. Upon the date of the issuance of a Letter of Credit, the Agent shall be deemed, without further action by any party hereto, to have sold to each Bank, and each Bank shall be deemed without further action by any party hereto, to have purchased from the Agent, a participation, in its Percentage, in such Letter of Credit and the related Letter of Credit Obligations (the "Letter of Credit Participation Amount").

       (b) Each Bank's purchase of a participating interest in a Letter of Credit pursuant to SECTION 2.8(a) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation,
       (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower may have against the Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions precedent in ARTICLE VI; (iii) any adverse change in the condition (financial or otherwise) of the Borrower;
       (iv) any breach of this Agreement or any other Loan Document by the Borrower or any Bank; (v) the expiry date of any Letter of Credit occurring after such Bank's Commitment has terminated or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Notwithstanding the foregoing, a Bank shall not have any obligation to purchase a participating interest in a Letter of Credit pursuant to SECTION 2.8(a) if (A) a Default or an Event of Default shall have occurred and be continuing at the time such Letter of Credit was issued or if any other condition precedent set forth in SECTION 6.2 was not satisfied at the time such Letter of Credit was issued AND (B) such Bank shall have provided written notice to the Agent, received by the Agent at least one (1) Business Day prior to the date on which such Letter of Credit was issued, that such Default or Event of Default has occurred and is continuing or that such other condition precedent set forth in SECTION 6.2 is not capable of being satisfied, and, as a result thereof, that such Bank will not purchase participating interests in Letters of Credit pursuant to

       SECTION 2.8(a) while such Default or Event of Default is continuing or while such other condition precedent is not capable of being satisfied.

       (c) ADDITIONAL PROVISIONS. The following additional provisions shall apply to each Letter of Credit:

              (i) Upon receipt of any request for a Letter of Credit, the Agent shall notify each Bank of the contents of such request and of such Bank's Percentage of the amount of such proposed Letter of Credit.

              (ii) Each Letter of Credit shall have an expiry date of one (1) year or less from the date of issuance of such Letter of Credit.

              (iii) No Letter of Credit may be issued if, after giving effect to such Letter of Credit, the Letter of Credit Obligations shall exceed the Aggregate Commitment minus the aggregate outstanding principal amount of the Loans. The Commitment of each Bank shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Bank's Letter of Credit Participation Amount.

              (iv) Upon receipt from the beneficiary of any Letter of Credit of any demand for payment thereunder, Agent shall promptly notify the Borrower and each Bank as to the amount to be paid as a result of such demand and the payment date. If at any time the Agent shall have made a payment to a beneficiary of such Letter of Credit in respect of a drawing or in respect of an acceptance created in connection with a drawing under such Letter of Credit, each Bank will pay to Agent immediately upon demand by the Agent at any time during the period commencing after such payment until reimbursement thereof in full by the Borrower, an amount equal to such Bank's Percentage of such payment, together with interest on such amount for each day from the date of demand for such payment (or, if such demand is made after 2:00 p.m. Minneapolis time on such date, from the next succeeding Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the Federal Funds Rate for such period.

              (v) The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Agent for any amount paid by the Agent upon any drawing under any Letter of Credit, without presentment, demand, protest or other formalities of any kind, all of which are hereby waived. Such reimbursement may, subject to satisfaction of the conditions in ARTICLE VI hereof and to the available Commitments of the Banks (after adjustment in the same to reflect the elimination of the corresponding Letter of Credit Obligation), be made by the borrowing of Revolving Loans. The Agent will pay to each Bank such Bank's Percentage of all amounts received from the

              Borrower for application in payment, in whole or in part, of a Letter of Credit Obligation, but only to the extent such Bank has made payment to the Agent in respect of such Letter of Credit pursuant to CLAUSE (iv) above.

              (vi) The Borrower's obligation to reimburse the Agent for any amount paid by the Agent upon any drawing under any Letter of Credit shall be performed strictly in accordance with the terms of this Agreement and the applicable Letter of Credit Agreement under any and all circumstances whatsoever and irrespective of (A) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (B) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (C) payment by the Agent under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (D) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this clause
              (vi), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Agent nor the Banks shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Agent; provided that the foregoing shall not be construed to excuse the Agent from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Agent's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Agent (as finally determined by a court of competent jurisdiction), the Agent shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties hereto expressly agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Agent may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

              (vii) The Borrower will pay to Agent a letter of credit fee with respect to each Letter of Credit equal to an amount, calculated on the basis of the face amount of each Letter of Credit, in each case for the period from and including the date of issuance of such Letter of Credit to and including the date of expiration or termination thereof, at a per annum rate equal to the Applicable Letter of Credit Margin PLUS $250, such fee to be due and payable in advance on the date of the issuance thereof. From each such letter of credit fee paid by the Borrower, the Agent will retain for its own account, in consideration of the Agent's fronting such Letter of Credit, a fee equal to seven one-hundredths of one percent (.07%) of the face amount of such Letter of Credit (the "Agent's Letter of Credit Fronting Fee"). After deducting the Agent's Letter of Credit Fronting Fee, the Agent will pay to each Bank an amount equal to the product of such Bank's Percentage TIMES the remainder of such letter of credit fee (after taking into account the Agent's retention of the Agent's Letter of Credit Fronting Fee). The Borrower agrees to provide written notice to the Agent within three (3) Business Days of the Borrower's senior debt becoming rated by Moody's or by Standard & Poors or, once the Borrower's senior debt has become so rated, of any change in the rating of the Borrower's senior debt by Moody's or by Standard & Poors. Any reduction in the Applicable Letter of Credit Margin shall become effective with respect to all Letters of Credit issued after the Borrower has provided three (3) Business Day's prior written notice to the Agent of the rating or change in rating of the Borrower's senior debt which entitles the Borrower to a reduction in the Applicable Letter of Credit Margin. Any increase in the Applicable Letter of Credit Margin shall become effective with respect to all Letters of Credit issued after the earlier to occur of (i) the date which is three (3) Business Days after the date on which the Agent becomes aware of a rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Letter of Credit Margin, or (ii) the date which is three (3) Business Days after the Borrower has notified the Agent in writing of the rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Letter of Credit Margin.

              (viii) In addition to the letter of credit fee described in CLAUSE
              (vii) above, the Borrower agrees to pay to the Agent for the Account of Agent, on written demand of the Agent from time to time, the administrative fees charged by the Agent in the ordinary course of business in connection with the honoring of drafts under Letters of Credit and all other activity with respect to Letters of Credit at the then-current rates of the Agent. All fees under CLAUSE (vii) above and under this clause (viii) shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

              (ix) The issuance by the Agent of each Letter of Credit shall, in addition to the other conditions precedent specified in this Agreement, be subject to the condition precedent that the Borrower shall have executed and delivered such applications and other instruments and agreements relating to such Letter of Credit as the Agent shall have reasonably requested (the "Letter of Credit Agreements"). In the event of a conflict between the terms of this Agreement and the terms of any Letter of Credit Agreement (including the charging of any fees other than normal and customary reimbursable expenses), the terms hereof shall control.

       (d) INDEMNIFICATION: RELEASE. Borrower hereby indemnifies and holds harmless the Agent and each Bank from and against any and all claims and damages, losses, liabilities, costs or expenses which the Agent or such Bank may incur (or which may be claimed against the Agent or such Bank by any Person whatsoever), regardless of whether caused in whole or in part by the negligence of any of the indemnified parties, in connection with the execution and delivery of any Letter of Credit or transfer of or payment or failure to pay under any Letter of Credit; PROVIDED that the Borrower shall not be required to indemnify any party seeking indemnification for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the party seeking indemnification, or
       (ii) by the failure by the party seeking indemnification to pay under any Letter of Credit after the presentation to it of a request required to be paid under applicable law.

       (e) BORROWER'S ABILITY TO OBTAIN LETTERS OF CREDIT OUTSIDE OF THIS AGREEMENT. Nothing in this SECTION 2.8 is intended to limit the ability of the Borrower to obtain letters of credit outside of this Agreement from financial institutions other than the Banks, provided that, after giving effect to any such letter of credit outside of this Agreement, the Borrower shall be in compliance with all provisions of this Agreement, including, without limitation, SECTION 9.9.

       Section 2.9  EXTENSION OF THE TERMINATION DATE.

       (a) The Borrower may, by notice to the Agent in substantially the form of EXHIBIT G hereto (a copy of which notice the Agent shall promptly deliver to each of the Banks) not less than sixty (60) days and not more than ninety (90) days prior to the Termination Date then in effect (the "Current Termination Date"), request that the Banks extend their respective Commitments for an additional 364 days from the Extension Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Agent in substantially the form of EXHIBIT H hereto and given no later than the date occurring thirty (30) days prior to the Current Termination Date (such date, the "Extension Consent Date"), advise the Agent whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Current Termination Date (a "Non-Extending Bank") shall notify the Agent of such fact promptly after such determination (but in any event no later than the Extension Consent Date) and any Bank that does not so advise the Agent on or before the Extension Consent Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other

       Bank to so agree. The Borrower shall have the right to request an extension of the Termination Date pursuant to this SECTION 2.9 not more than two (2) times.

       (b) The Agent shall notify the Borrower which Banks, if any, have elected to extend the Current Termination Date not later than twenty-one
       (21) days prior to the Current Termination Date. If (and only if) Banks holding at least two-thirds (66 2/3%) of the Aggregate Commitment shall have agreed to extend the Current Termination Date in accordance with the provisions of SECTION 2.9(a), then, effective as of the Current Termination Date, the Termination Date shall be extended to the date falling 364 days after the Current Termination Date (provided, if such date is not a Business Day, then the Termination Date as so extended shall be the next preceding Business Day). If Banks holding more than two-thirds (66 2/3%) but less than all of the Aggregate Commitment shall have elected to extend the Current Termination Date, the Commitment of each such extending Bank shall remain unchanged through the new Termination Date and the Aggregate Commitment shall be reduced to the aggregate of the Commitments of such extending Banks.

       (c) Notwithstanding the foregoing, the extension of the Termination Date shall not be effective with respect to any Bank unless:

              (i) no Default or Event of Default shall have occurred and be continuing on each of the date of the notice requesting such extension, the applicable Extension Consent Date and the applicable Current Termination Date;

              (ii) each of the representations and warranties of the Borrower in Article VII hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the applicable Extension Consent Date and the applicable Current Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

              (iii) each Non-Extending Bank shall have been paid in full by the Borrower on or before the Current Termination Date all amounts owing to such Bank hereunder and under the other Loan Documents; and

       Even if the Termination Date is extended as aforesaid by certain of the Banks, the Commitment of each Non-Extending Bank shall terminate on the applicable Current Termination Date.

       (d) If the Borrower shall have requested an extension of the Current Termination Date pursuant to this SECTION 2.9, the Agent shall, simultaneously with the Agent's notice to the Borrower, notify each Bank as to whether or not the Current Termination Date shall have been so extended, specifying the individual

       Commitments of the respective Banks and the Aggregate Commitment of the Banks after giving effect to such extension. If requested by the Agent, the Borrower and the Banks shall enter into such amendments to this Agreement as the Agent shall require to evidence any extension of the Current Termination Date.

       Section 2.10 USE OF PROCEEDS. The proceeds of the Loans and the Letters of Credit shall be used by the Borrower for its general corporate purposes.

                          ARTICLE III  INTEREST AND FEES

       Section 3.1  INTEREST.

       (a) EURODOLLAR ADVANCES. The unpaid principal amount of each Eurodollar Advance shall bear interest prior to maturity at a rate per annum equal to the Eurodollar Rate (Reserve Adjusted) in effect for each Interest Period for such Eurodollar Advance plus the Applicable Eurodollar Margin. The Borrower agrees to provide written notice to the Agent within three (3) Business Days of the Borrower's senior debt becoming rated by Moody's or by Standard & Poors or, once the Borrower's senior debt has become so rated, of any change in the rating of the Borrower's senior debt by Moody's or by Standard & Poors. Any reduction in the Applicable Eurodollar Margin shall become effective three (3) Business Days after the Borrower has so notified the Agent in writing of the rating or change in rating of the Borrower's senior debt which entitles the Borrower to a reduction in the Applicable Eurodollar Margin. Any increase in the Applicable Eurodollar Margin shall become effective on the earlier to occur of (i) the date which is three (3) Business Days after the date on which the Agent becomes aware of a rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Eurodollar Margin, or (ii) the date which is three (3) Business Days after the Borrower has notified the Agent in writing of the rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Eurodollar Margin.

       (b) FEDERAL FUNDS RATE ADVANCES. The unpaid principal amount of each Federal Funds Rate Advance shall bear interest prior to maturity at a rate per annum equal to the Federal Funds Rate plus the Applicable Federal Funds Rate Margin. The Borrower agrees to provide written notice to the Agent within three (3) Business Days of the Borrower's senior debt becoming rated by Moody's or by Standard & Poors or, once the Borrower's senior debt has become so rated, of any change in the rating of the Borrower's senior debt by Moody's or by Standard & Poors. Any reduction in the Applicable Federal Funds Rate Margin shall become effective three
       (3) Business Days after the Borrower has so notified the Agent in writing of the rating or change in rating of the Borrower's senior debt which entitles the Borrower to a reduction in the Applicable Federal Funds Rate Margin. Any increase in the Applicable Federal Funds Rate Margin shall become effective on the earlier to occur of (i) the date which is three
       (3) Business Days after the date on which the Agent becomes aware of a rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable
       Federal Funds Rate Margin, or (ii) the date which is three (3)
       Business Days after the Borrower has notified the Agent in writing of the rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Federal Funds Rate
       Margin.

       (c)    INTEREST AFTER MATURITY.   Any amount of the Loans not paid when
       due, whether at the date scheduled therefor or earlier upon acceleration, shall bear interest until paid in full at a rate per annum equal to the greater of (i) two percent (2.00%) in excess of the rate applicable to the unpaid principal amount immediately before it became due, or (ii) two percent (2.00%) in excess of the Reference Rate in effect from time to time.

       Section 3.2 FACILITY FEES. The Borrower shall pay fees (the "Facility Fees") to the Agent for the account of the Banks in an amount determined by applying the Applicable Facility Fee Percentage to the amount of the Aggregate Commitment of the Banks for the period from the date of this Agreement to the Termination Date. The Borrower agrees to provide written notice to the Agent within three (3) Business Days of the Borrower's senior debt becoming rated by Moody's or by Standard & Poors or, once the Borrower's senior debt has become so rated, of any change in the rating of the Borrower's senior debt by Moody's or by Standard & Poors. Any reduction in the Applicable Facility Fee Percentage shall become effective three (3) Business Days after the Borrower has so notified the Agent in writing of the rating or change in rating of the Borrower's senior debt which entitles the Borrower to a reduction in the Applicable Facility Fee Percentage. Any increase in the Applicable Facility Fee Percentage shall become effective on the earlier to occur of (i) the date which is three (3) Business Days after the date on which the Agent becomes aware of a rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Facility Fee Percentage, or (ii) the date which is three (3) Business Days after the Borrower has notified the Agent in writing of the rating change in the Borrower's senior debt which subjects the Borrower to an increase in the Applicable Facility Fee Percentage.

       Section 3.3 COMPUTATION. Interest and Facility Fees shall be computed on the basis of actual days elapsed and a year of 360 days.

       Section 3.4  PAYMENT DATES.  Accrued interest under SECTION 3.1(a) and
(b) and Facility Fees shall be payable on the applicable Payment Dates. Accrued interest under SECTION 3.1(c) shall be payable on demand.

          ARTICLE IV  PAYMENTS, PREPAYMENTS, REDUCTION OR TERMINATION
                            OF THE CREDIT AND SETOFF

       Section 4.1 REPAYMENT. Unless the Banks shall have made the Term Loans to repay the Revolving Loans in accordance with the provisions of
SECTION 2.1(c), the
outstanding principal balance of the Revolving Loans and of the Swing Line Loans, together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date. The outstanding principal balance of each Term Loan shall be due and payable in seven (7) equal quarterly installments sufficient to fully amortize the principal balance of such Term Loan on the Term Loan Maturity Date, with the first such quarterly installment commencing on the last day of the month of September immediately following the making of the Term Loans, and with subsequent quarterly installments continuing on the last day of each December, March, June and September thereafter until the Term Loan Maturity Date, when the remaining outstanding principal balance of such Term Loan, and all accrued interest thereon, shall be due and payable.

       Section 4.2 OPTIONAL PREPAYMENTS. The Borrower may, upon at least one (1) Business Days' prior written or telephonic notice received by the Bank, prepay the Loans, in whole or in part, at any time subject to the provisions of SECTION 2.6, without any other premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $500,000 or an integral multiple thereof. Any partial prepayment of the Term Loans shall be applied to the Term Loans in inverse order of their maturity.

       Section 4.3 OPTIONAL REDUCTION OR TERMINATION OF COMMITMENTS. The Borrower may, at any time, upon no less than three (3) Business Days prior written or telephonic notice received by the Agent, reduce the Commitments of all Banks, such reduction to be in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof and to be applied ratably to the Commitments of the respective Banks. Upon any reduction in the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the amount, if any, by which the aggregate unpaid principal amount of outstanding Loans plus the Letter of Credit Obligations exceeds the total Commitments of all Banks as so reduced. Amounts so paid cannot be reborrowed. The Borrower may, at any time, upon not less than three
(3) Business Days prior written notice to the Agent, terminate the Commitments in their entirety. Upon termination of the Commitments pursuant to this Section, the Borrower shall pay to the Agent for the account of the Banks the full amount of all outstanding Loans, all accrued and unpaid interest thereon, all unpaid Facility Fees accrued to the date of such termination and all other unpaid obligations of the Borrower to the Banks hereunder. All payments described in this Section are subject to the provisions of SECTION 2.6. Notwithstanding the foregoing, the Commitments may not be terminated or reduced to an amount below outstanding Letter of Credit Obligations if Letters of Credit are outstanding.

       Section 4.4 PAYMENTS. Payments and prepayments of principal of, and interest on, the Notes, the Letter of Credit Obligations and all fees, expenses and other obligations under the Loan Documents shall be made without set-off or counterclaim in immediately available funds not later than 2:00 p.m., Minneapolis time, on the dates due at the main office of the Agent in Minneapolis, Minnesota. Funds received on any day after such time shall be deemed to have been received on the next Business Day. The Agent shall promptly distribute in like funds to each Bank its Percentage share of each such payment of principal, interest and Facility Fees. Subject to the definition of the term "Interest Period", whenever any payment to be made under this Agreement, the Notes or the other Loan Documents shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of any interest or fees.

       Section 4.5 PRORATION OF PAYMENTS. If any Bank or other holder of a Loan shall obtain any payment or other recovery (whether voluntary, involuntary, by application of offset, pursuant to the guaranty hereunder, or otherwise) on account of principal of, interest on, or fees with respect to any Loan, or payment of any Letter of Credit Obligations, in any case in excess of the share of payments and other recoveries of other Banks or holders, such Bank or other holder shall purchase from the other Banks or holders, in a manner to be specified by the Agent, such participations in the Loans or Letter of Credit Obligations held by such other Banks or holders as shall be necessary to cause such purchasing Bank or other holder to share the excess payment or other recovery ratably with each of such other Banks or holders; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Bank or holder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

               ARTICLE V  ADDITIONAL PROVISIONS RELATING TO LOANS
                             AND LETTERS OF CREDIT

       Section 5.1 INCREASED COSTS. If, as a result of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof, or compliance by the Banks with any request or directive (whether or not having the force of law) from any court, central bank, governmental authority, agency or instrumentality, or comparable agency:

       (a) any tax, duty or other charge with respect to any Loan, the Notes, the Letters of Credit or the Commitments is imposed, modified or deemed applicable, or the basis of taxation of payments to any Bank of interest or principal of the Loans or of the Facility Fees (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its principal office) is changed;

       (b) any reserve, special deposit, special assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank is imposed, modified or deemed applicable; or

       (c) any other condition affecting this Agreement or the Commitments is imposed on any Bank or the relevant funding markets;


and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining the Loans, issuing or participating in the Letters of Credit or extending its Commitment is increased, or the amount of any sum receivable by such Bank hereunder or under the Notes in respect of any Loan is reduced;

THEN, the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank (or the controlling Person in the instance of (c) above) for such additional costs or reduction (provided that such Bank has not been compensated for such additional cost or reduction in the calculation of the Eurodollar Reserve Rate). Simultaneously with such Bank's demand for any such additional amount, the Bank shall submit to the Borrower a certificate in reasonable detail of such Bank setting forth the basis for the determination of such additional amount payable under this
SECTION 5.1. Determinations by each Bank for purposes of this SECTION 5.1 of the additional amounts required to compensate such Bank shall be conclusive in the absence of manifest error. In determining such amounts, the Banks may use any reasonable averaging, attribution and allocation methods.

       Section 5.2 DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE OR INADEQUATE; IMPRACTICABILITY. If the Agent determines (which determination shall be conclusive and binding on the parties hereto) that:

       (a) deposits of the necessary amount for the relevant Interest Period for any Eurodollar Advance are not available in the relevant markets or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Eurodollar Interbank Rate for such Interest Period;

       (b) the Eurodollar Rate (Reserve Adjusted) will not adequately and fairly reflect the cost to the Banks of making or funding the Eurodollar Advance for a relevant Interest Period; or

       (c) the making or funding of Eurodollar Advances has become impracticable as a result of any event occurring after the date of this Agreement which, in the opinion of the Agent, materially and adversely affects such Advances or any Bank's Commitment or the relevant market;

the Agent shall promptly give notice of such determination to the Borrower, and (i) any notice of a new Eurodollar Advance previously given by the Borrower and not yet borrowed or converted shall be deemed to be a notice to make a Federal Funds Rate Advance, and (ii) the Borrower shall be obligated to either prepay in full any outstanding Eurodollar Advances, without premium or penalty on the last day of the current Interest Period with respect thereto or convert any such Eurodollar Advance to a Federal Funds Rate Advance on such last day.

       Section 5.3  CHANGES IN LAW RENDERING EURODOLLAR ADVANCES UNLAWFUL.
If at any time due to the adoption of any law, rule, regulation, treaty or directive, or any change therein or in the interpretation or administration thereof by any court, central bank, governmental authority, agency or instrumentality, or comparable agency charged with the interpretation or administration thereof, or for any other reason arising subsequent to the date of this Agreement, it shall become unlawful or impossible for any Bank to make or fund any Eurodollar Advance, the obligation of such Bank to provide such Advance shall, upon the happening of such event, forthwith be suspended for the duration of such illegality or impossibility. If any such event shall make it unlawful or impossible for the Bank to continue any Eurodollar Advance previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Agent and the Borrower thereof in writing, and the Borrower shall, at the time notified by such Bank, either convert each such unlawful Advance to a Federal Funds Rate Advance or repay such Advance in full, together with accrued interest thereon, subject to the provisions of SECTION 2.6.

       Section 5.4 CAPITAL ADEQUACY. The Borrower shall pay directly to each Bank from time to time on request of such Bank such amounts as such Bank may determine to be necessary to compensate such Bank (or, without duplication, the bank holding company of which such Bank is a subsidiary) for any costs that it determines are attributable to the maintenance by such Bank (or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing at the national level any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of its Commitment, Loans or participation in Letters of Credit (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Bank (or such bank holding company) to a level below that which such Bank (or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request).
 Simultaneously with such Bank's request for any such amount, the Bank shall submit to the Borrower a certificate in reasonable detail of such Bank setting forth the basis for the determination of such amount payable under this SECTION 5.4. Determinations by each Bank for purposes of this SECTION
5.4 shall be conclusive in the absence of manifest error. In determining such amounts, the Banks may use any reasonable averaging, attribution and allocation methods. For purposes of this SECTION 5.4, "Regulatory Change" shall mean, with respect to any Bank, any change after the date of this Agreement in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks (other than those applying solely to banks formally determined by the applicable regulator to be in a financially troubled condition) including such Bank of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof. For purposes of this SECTION 5.4, "Basle Accord" shall mean the proposals for risk-based capital framework described by the Basle Committee on Banking Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July

1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

       Section 5.5 DISCRETION OF THE BANKS AS TO MANNER OF FUNDING. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of the Loans in any manner it elects; it being understood, however, that for purposes of this Agreement, all determinations hereunder shall be made as if the Banks had actually funded and maintained each Eurodollar Advance during the Interest Period for such Advance through the purchase of deposits having a term corresponding to such Interest Period and bearing an interest rate equal to the Eurodollar Interbank Rate for such Interest Period.

       Section 5.6 TAXES. All payments made by the Borrower to the Agent or any Bank (herein any "Payee") under or in connection with this Agreement or the Notes shall be made without any setoff or other counterclaim, and shall be free and clear of and without deduction for or on account of any present or future taxes now or hereafter imposed by any governmental or other authority, except to the extent that any such deduction or withholding is compelled by law. As used herein, the term "Taxes" shall include all income, excise and other taxes of whatever nature (other than taxes generally assessed on the overall net income of a Payee by the government or other authority of the country, state or political subdivision in which such Payee is incorporated or in which the office through which such Payee is acting is located) as well as all levies, imposts, duties, charges, or fees of whatever nature. "Taxes" shall not include, however, any foreign withholding taxes or similar deductions imposed solely as a result of a Bank's election to fund an Advance through a foreign office of such Bank. If the Borrower is compelled by law to make any deductions or withholdings on account of any Taxes (including any foreign withholding) it will:

       (a) pay to the relevant authorities the full amount required to be so withheld or deducted;

       (b) pay such additional amounts (including, without limitation, any penalties, interest or expenses) as may be necessary in order that the net amount received by the Payee after such deductions or withholdings (including any required deduction or withholding on such additional amounts) shall equal the amount the Payee would have received had no such deductions or withholdings been made; and

       (c) promptly forward to the Agent (for delivery to the appropriate Payee) an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authorities.


The amount that the Borrower shall be required to pay to any Payee pursuant to the foregoing clause (b) shall be reduced, to the extent permitted by applicable law, by the amount of any offsetting tax benefit which such Payee receives as the result of the Borrower's payment to the relevant authorities as reasonably determined by such Payee; PROVIDED, HOWEVER, that if such Payee shall subsequently determine that it has lost the benefit of all or a portion of such tax benefit, the Borrower shall promptly remit to such Payee the amount certified by such Payee to be the amount necessary to restore such Payee to the position it would have been in if no payment had been made pursuant to this sentence. If any Taxes otherwise payable by the Borrower pursuant to the foregoing are directly asserted against a Payee, such Payee may pay such taxes and the Borrower promptly shall reimburse such Payee to the full extent otherwise required under this
SECTION 5.6. The obligations of the Borrower under this SECTION 5.6 shall survive any termination of this Agreement.

                        ARTICLE VI  CONDITIONS PRECEDENT

       Section 6.1 CONDITIONS OF INITIAL LOAN OR INITIAL LETTERS OF CREDIT. The obligation of the Banks to make the initial Loan hereunder or of the Agent to issue the initial Letter of Credit hereunder shall be subject to the satisfaction of the conditions precedent, in addition to the applicable conditions precedent set forth in SECTION 6.2 below, that the Agent shall have received all of the following, in form and substance satisfactory to the Agent, each duly executed and certified or dated the date of the initial Loan or the initial Letter of Credit, as applicable, or such other date as is satisfactory to the Agent:

       (a) The Revolving Notes and the Swing Line Note executed by a duly authorized officer (or officers) of the Borrower.

       (b) A copy of the corporate resolution of the Borrower authorizing the execution, delivery and performance of the Loan Documents, certified by the Secretary or an Assistant Secretary of the Borrower.

       (c) An incumbency certificate showing the names and titles, and bearing the signatures of, the officers of the Borrower authorized to execute the Loan Documents and to request Loans and Letters of Credit hereunder, certified by the Secretary or an Assistant Secretary of the Borrower.

       (d) A copy of the Articles or Certificate of Incorporation of the Borrower with all amendments thereto, certified by the appropriate governmental official of the jurisdiction of its incorporation.

       (e) A Certificate of Good Standing for the Borrower in the jurisdiction of its incorporation, certified by the appropriate governmental officials.

       (f) A copy of the By-Laws of the Borrower with all amendments thereto, certified by the Secretary or an Assistant Secretary of the Borrower.

       (g) An opinion of counsel to the Borrower, addressed to the Agent and the Banks, in form and content acceptable to the Agent and its counsel

       Section 6.2 CONDITIONS PRECEDENT TO ALL LOANS AND ALL LETTERS OF CREDIT. The obligation of the Banks to make any Loan hereunder (including the initial Loan) and of the Agent to issue any Letter of Credit hereunder (including the initial Letter of Credit) shall be subject to the satisfaction of the following conditions precedent (and any request for a Loan or a Letter of Credit shall be deemed a representation and warranty by the Borrower that the following have been satisfied):

       (a) Before and after giving effect to such Loan or such Letter of Credit, as applicable, the representations and warranties contained in
       ARTICLE VII shall be true and correct, as though made on the date of such Loan or such Letter of Credit, as applicable (except to the extent that any such representation or warranty is expressly stated to have been made as of a specific date, then such representation or warranty shall be true and correct as of such specific date).

       (b) Before and after giving effect to such Loan or such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.

                  ARTICLE VII  REPRESENTATIONS AND WARRANTIES

       To induce the Agent and the Banks to enter into this Agreement, to grant the Commitments and to make Loans and to issue Letters of Credit hereunder, the Borrower represents and warrants to the Agent and the Banks:

       Section 7.1 ORGANIZATION, STANDING, ETC. The Borrower and each of its corporate Subsidiaries are corporations duly incorporated and validly existing and in good standing under the laws of the jurisdiction of their respective incorporation and have all requisite corporate power and authority to carry on their respective businesses as now conducted and to (in the instance of the Borrower) enter into the Loan Documents and to perform its obligations under the Loan Documents. The Borrower and each of its Subsidiaries are duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

       Section 7.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Borrower of the Loan Documents have been duly authorized by all necessary corporate action by the Borrower, and the Loan Documents constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and subject to limitations on the availability of equitable remedies.

       Section 7.3 NO CONFLICT; NO DEFAULT. The execution, delivery and performance by the Borrower of the Loan Documents will not (a) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to the Borrower, (b) violate or contravene any provisions of the Articles (or Certificate) of Incorporation or by-laws of the Borrower, or (c) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or any of its properties may be bound or result in the creation of any Lien on any asset of the Borrower or any Subsidiary. Neither the Borrower nor any Subsidiary is in default under or in violation of any such law, statute, rule or regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, loan or credit agreement or other agreement, lease or instrument in any case in which the consequences of such default or violation could constitute an Adverse Event. No Default or Event of Default has occurred and is continuing.

       Section 7.4 GOVERNMENT CONSENT. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of the Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Loan Documents.

       Section 7.5 FINANCIAL STATEMENTS AND CONDITION. The audited financial statements of the Borrower as of December 31, 1998 and of Dain Rauscher Incorporated as of December 31, 1998, as heretofore furnished to the Banks, have been prepared in accordance with GAAP on a consistent basis and fairly present the financial condition of the foregoing entities as at such dates and the results of their operations and changes in financial position for the respective periods then ended. As of the dates of such financial statements, none of the foregoing entities had any material obligation, contingent liability, liability for taxes or long-term lease obligation which is not reflected in such financial statements or in the notes thereto. Since December 31, 1998, no Adverse Event has occurred.

       Section 7.6 LITIGATION AND CONTINGENT LIABILITIES. Except as described in EXHIBIT B, there are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or any of their properties before any court or arbitrator, or by any governmental agency or instrumentality which, if determined adversely to the Borrower or such Subsidiary, could constitute an Adverse Event. Except as described in EXHIBIT C, neither the Borrower nor any Subsidiary has any contingent liabilities which are material to the Borrower and the Subsidiaries as a consolidated enterprise.

       Section 7.7 COMPLIANCE. The Borrower and its Subsidiaries are in compliance with all statutes and governmental rules and regulations applicable to them, except where failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in an Adverse Event.

       Section 7.8 ENVIRONMENTAL, HEALTH AND SAFETY LAWS. There does not exist any violation by the Borrower or any Subsidiary of any applicable federal, state or local law, rule or regulation or order of any government, governmental department, board, agency or other instrumentality relating to environmental, pollution, health or safety matters which will or threatens to impose a material liability on the Borrower or a Subsidiary or which would require a material expenditure by the Borrower or such Subsidiary to cure. Neither the Borrower nor any Subsidiary has received any notice to the effect that any part of its operations or properties is not in material compliance with any such law, rule, regulation or order or notice that it or its property is the subject of any governmental investigation evaluating whether any remedial action is needed to respond to any release of any toxic or hazardous waste or substance into the environment, the consequences of which non-compliance or remedial action could constitute an Adverse Event.

       Section 7.9 ERISA. Each Plan complies with all material applicable requirements of ERISA and the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. No Reportable Event, other than a Reportable Event for which the reporting requirements have been waived by regulations of the PBGC, has occurred and is continuing with respect to any Plan. All of the minimum funding standards applicable to such Plans have been satisfied and there exists no event or condition which would permit the institution of proceedings to terminate any Plan under Section 4042 of ERISA. The current value of the Plans' benefits guaranteed under Title IV or ERISA does not exceed the current value of the Plans' assets allocable to such benefits.

       Section 7.10 MARGIN REGULATIONS. Certain of the Material Subsidiaries of the Borrower are broker-dealers subject to Regulation T. The Material Subsidiaries of the Borrower which are subject to Regulation T maintain procedures and internal controls reasonably adapted to insure that such Material Subsidiaries do not extend or maintain credit to or for their respective customers other than in accordance with the provisions of Regulation T. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate the provisions of Regulation T, U or X.

       Section 7.11 OWNERSHIP OF PROPERTY; LIENS. Each of the Borrower and the Subsidiaries has good and marketable title to its real properties and good and sufficient title to its other properties, including all properties and assets referred to as owned by the Borrower and its Subsidiaries in the audited financial statement of the Borrower referred to in SECTION 7.5 (other than property disposed of since the date of such financial statement in the ordinary course of business). None of the properties, revenues or assets of the Borrower is subject to a Lien, except for (a) Liens disclosed in the financial statements referred to in SECTION 7.5, (b) Liens listed on EXHIBIT D, or (c) Liens allowed under SECTION 9.10.

       Section 7.12 TAXES. Each of the Borrower and the Subsidiaries has filed all federal, state and local tax returns required to be filed and has paid or made provision for the payment of all taxes due and payable pursuant to such returns and pursuant to any assessments made against it or any of its property and all other taxes, fees and other charges imposed on it or any of its property by any governmental authority (other than taxes, fees or charges the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). No tax Liens have been filed and no material claims are being asserted with respect to any such taxes, fees or charges. The charges, accruals and reserves on the books of the Borrower in respect of taxes and other governmental charges are adequate.

       Section 7.13 TRADEMARKS, PATENTS. Each of the Borrower and the Subsidiaries possesses or has the right to use all of the patents, trademarks, trade names, service marks and copyrights, and applications therefor, and all technology, know-how, processes, methods and designs used in or necessary for the conduct of its business, without known conflict with the rights of others.

       Section 7.14 INVESTMENT COMPANY ACT. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an investment company within the meaning of the Investment Company Act of 1940, as amended.

       Section 7.15 PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a holding company or an "affiliate" of a holding company or of a subsidiary company of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended.

       Section 7.16 SUBSIDIARIES. EXHIBIT E sets forth as of the date of this Agreement a list of all Subsidiaries which are directly owned by the Borrower and which are currently operating and the number and percentage of the shares of each class of capital stock owned beneficially or of record by the Borrower therein, and the jurisdiction of incorporation of each such Subsidiary.

       Section 7.17 REGISTERED BROKER-DEALER; MEMBERSHIP. Each Subsidiary engaged in the business of a securities broker-dealer is duly registered with the Securities and Exchange Commission as a broker-dealer and is a member in good standing of the National Association of Securities Dealers, Inc. and of the New York Stock Exchange, Inc.

       Section 7.18 ASSESSMENTS BY THE SECURITIES INVESTOR PROTECTION CORPORATION. Each Subsidiary engaged in the business of a securities broker-dealer is not in arrears with respect to any assessment made upon it by the Securities Investor Protection Corporation.

       Section 7.19 YEAR 2000. Borrower has reviewed and assessed the business operations and computer systems and applications of the Borrower and its Subsidiaries to address the "year 2000 problem" (that is, that computer applications and equipment used by Borrower and its Subsidiaries, directly or indirectly through third parties, may be unable to properly perform date-sensitive functions before, during and after January 1, 2000). Borrower reasonably believes that the year 2000 problem will not result in an Adverse Event. Borrower agrees that this representation will be true and correct on and shall be deemed made by Borrower on each date Borrower requests any advance under this Agreement or delivers any information to the Banks. Borrower will promptly deliver to the Banks such information relating to this representation as the Banks request from time to time.

                         ARTICLE VIII AFFIRMATIVE COVENANTS

       From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans, the Letter of Credit Obligations and all other liabilities of the Borrower to the Banks and/or the Agent hereunder and under the other Loan Documents have been paid in full, the Borrower agrees that:

       Section 8.1 FINANCIAL STATEMENTS AND REPORTS. The Borrower will furnish to the Banks:

       (a) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, the annual audit reports of the Borrower and Dain Rauscher Incorporated and the unaudited financial statements of Dain Rauscher Lending Services prepared on a consolidated basis and in conformity with GAAP, consisting of at least statements of income, cash flow and stockholders' equity, and a consolidated balance sheet as at the end of such year, setting forth in each case in comparative form corresponding figures from the previous annual audit, certified without qualification by certified public independent auditors of recognized standing selected by the Borrower and acceptable to the Agent.

       (b)    Together with the audited financial statements required under
       SECTION 8.1(a), a statement by the firm of certified public independent auditors performing such audit stating that it has reviewed this Agreement and that in performing its examination nothing came to its attention that caused it to believe that any Default or Event of Default exists in respect of the Borrower's covenants set forth in SECTIONS 9.8, 9.9, 9.13 or 9.14, or, if such Default or Event of Default exists, describing its nature.

       (c) As soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year of the Borrower, copies of the unaudited consolidated and consolidating balance sheets and income statements of the Borrower and its Subsidiaries prepared in accordance with GAAP applied on a basis consistent with the accounting practices applied in the annual audit reports referred to in SECTION 8.1(a), signed by the Borrower's treasurer, controller or chief financial officer, for such quarter and for the period from the beginning of such fiscal year to the end of such quarter.

       (d) Together with the financial statements furnished by the Borrower under SECTIONS 8.1(a) and 8.1(c), a Compliance Certificate signed by the treasurer, controller or the chief financial officer of the Borrower demonstrating in reasonable detail compliance (or noncompliance, as the case may be) with each of the financial ratios and restrictions contained in ARTICLE IX and stating that as at the date of each such financial statement there did not exist any Default or Event of Default or, if such Default or Event of Default existed, specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto.

       (e) Immediately upon becoming aware of any Default or Event of Default, a notice describing the nature thereof and what action the Borrower proposes to take with respect thereto.

       (f) Immediately upon becoming aware of the occurrence, with respect to any Plan, of any Reportable Event (other than a Reportable Event for which the reporting requirements have been waived by PBGC regulations) or any "prohibited transaction" (as defined in Section 4975 of the Code), a notice specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and, when received, copies of any notice from PBGC of intention to terminate or have a trustee appointed for any Plan.

       (g) As soon as available and in any event within 15 days after mailing or filing thereof, copies of all financial statements, reports and proxy statements mailed to the Borrower's shareholders.

       (h) As soon as available and in any event within 15 days after filing thereof, copies of all quarterly FOCUS reports, proposed subordination filings and notices of all material violations of rules and regulations of the Securities and Exchange Commission or any material securities exchange which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission or any material securities exchange;

       (i) Immediately upon becoming aware of the occurrence thereof, notice of the suspension or expulsion of any Subsidiary from membership in the New York Stock Exchange, Inc. or from membership in the National Association of Securities Dealers, Inc.;

       (j) Immediately upon becoming aware of the occurrence thereof, notice of the institution of any litigation, arbitration or governmental proceeding which could result in an Adverse Event, notice of any development in any pending litigation, arbitration or governmental proceeding which could result in an Adverse Event and notice of the rendering of a judgment or decision in any litigation, arbitration or governmental proceeding which could result in an Adverse Event, and, in any such circumstance, the steps being taken by the Person affected by such circumstance.

       (k) Immediately upon becoming aware of the occurrence thereof, notice of any violation as to any environmental matter by the Borrower or any Subsidiary and of the commencement of any judicial or administrative proceeding relating to health, safety or environmental matters (i) in which an adverse determination or result could result in the revocation of or have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other permits held by the Borrower or any Subsidiary which are material to the operations of the Borrower or such Subsidiary, or (ii) which will or threatens to impose a material liability on the Borrower or such Subsidiary to any Person or which will require a material expenditure by the Borrower or such Subsidiary to cure any alleged problem or violation.

       (l) From time to time, such other information regarding the business, operation and financial condition of the Borrower and the Subsidiaries as any Bank may reasonably request.

       Section 8.2 CORPORATE EXISTENCE. The Borrower will, and will cause each Subsidiary to, maintain its corporate existence in good standing under the laws of its jurisdiction of incorporation and its qualification to transact business in each jurisdiction in which the character of the properties owned, leased or operated by it or the business conducted by it makes such qualification necessary.

       Section 8.3 INSURANCE. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies such insurance as may be required by law and such other insurance in such amounts and against such hazards as is customary in the case of reputable corporations engaged in the same or similar business and similarly situated.

       Section 8.4 PAYMENT OF TAXES AND CLAIMS. The Borrower will, and will cause each Subsidiary to, file all tax returns and reports which are required by law to be filed by it and pay before they become delinquent all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including, without limitation, those of suppliers, mechanics, carriers, warehouses, landlords and other like Persons) which, if unpaid, might result in the creation of a Lien upon its property; PROVIDED that the foregoing items need not be paid if they are being contested in good faith by appropriate proceedings, and as long as the Borrower's or such Subsidiary's title to its property is not materially adversely affected, its use of such property in the ordinary course of its business is not materially interfered with and adequate reserves with respect thereto have been set aside on the Borrower's or such Subsidiary's books in accordance with GAAP.

       Section 8.5 INSPECTION. The Borrower will, and will cause each Subsidiary to, permit any Person designated by any Bank to visit and inspect any of its properties, corporate books and financial records, to examine and to make copies of its books of accounts and other financial records, and to discuss the affairs, finances and accounts of the Borrower and the Subsidiaries with, and to be advised as to the same by, its officers at such reasonable times and intervals as such Bank may designate.

       Section 8.6 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each Subsidiary to, maintain its properties used or useful in the conduct of its business in good condition, repair and working order, and supplied with all necessary equipment, and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

       Section 8.7 BOOKS AND RECORDS. The Borrower will, and will cause each Subsidiary to, keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

       Section 8.8 COMPLIANCE. The Borrower will, and will cause each Subsidiary to, comply in all respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except where failure to be in compliance, individually or in the aggregate, could not reasonably be expected to result in an Adverse Event.

       Section 8.9 ERISA. The Borrower will, and will cause each Subsidiary to, maintain each Plan in compliance with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and of the Code.

       Section 8.10 ENVIRONMENTAL MATTERS. The Borrower will, and will cause each Subsidiary to, observe and comply with all laws, rules, regulations and orders of any government or government agency relating to health, safety, pollution, hazardous materials or other environmental matters to the extent non-compliance could result in a material liability or otherwise constitute or result in an Adverse Event.

       Section 8.11 GENERAL NET CAPITAL REQUIREMENT. The Borrower will cause each Subsidiary subject to Rule 15c3-1 to at all times maintain its Net Capital as required by Rule 15c3-1.

                         ARTICLE IX  NEGATIVE COVENANTS

       From the date of this Agreement and thereafter until the Commitments are terminated or expire and the Loans, the Letter of Credit Obligations and all other liabilities of the Borrower to the Banks and/or the Agent hereunder and under the other Loan Documents have been paid in full, the Borrower agrees that:

       Section 9.1 MERGER AND CONSOLIDATION. The Borrower will not, and will not permit any Subsidiary to, merge or consolidate or enter into any analogous reorganization or transaction with any Person; PROVIDED, HOWEVER, that the restrictions contained in this SECTION 9.1 shall not apply to or prevent the following so long as no Event of Default exists:

       (a) any wholly-owned Subsidiary may be merged with or liquidated into the Borrower (if the Borrower is the surviving corporation) or any other wholly-owned Subsidiary of the Borrower; and

       (b) the acquisition of all or substantially all of the assets or stock of any Person to the extent permitted by SECTION 9.8(g).

       Section 9.2 SALE OF ASSETS. The Borrower will not, and will not permit any Material Subsidiary to, sell, transfer, lease or otherwise convey all or any substantial part of its assets other than in the ordinary course of business and except for sales or other transfers by a wholly-owned Subsidiary to the Borrower or another wholly-owned Subsidiary of the Borrower.

       Section 9.3 PLANS. The Borrower will not, and will not permit any Material Subsidiary to, permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan, permit any Plan to terminate under any circumstances which would cause the lien provided for in Section 4068 of ERISA to attach to any property, revenue or asset of the Borrower or any Material Subsidiary or permit the underfunded amount of Plan benefits guaranteed under Title IV of ERISA to exceed $5,000,000.

       Section 9.4 CHANGE IN NATURE OF BUSINESS. The Borrower will not, and will not permit any Subsidiary to, conduct any business other than the business of the Borrower or of such Subsidiary carried on as of the date hereof and such other businesses which are related to the broker-dealer, investment banking and related financial services activities of the Borrower or such Subsidiary.

       Section 9.5 OWNERSHIP OF STOCK IN MATERIAL SUBSIDIARIES. The Borrower will not, and will not permit any Material Subsidiary to, take any action which would result in a decrease in the Borrower's ownership interest in any Material Subsidiary (including, without limitation, decrease in the percentage of the shares of any class of stock in a Material Subsidiary).

       Section 9.6 OTHER AGREEMENTS. The Borrower will not, and will not permit any Material Subsidiary to, enter into any agreement, bond, note or other instrument with or for the benefit of any Person other than the Banks which would: (a) contain a covenant generally prohibiting the Borrower or such Material Subsidiary from granting Liens to the Banks; provided, however, nothing in this SECTION 9.6(a) shall prohibit any Material Subsidiary from granting Liens in specific assets to other Persons and from agreeing not to grant Liens in such specific assets to the Banks; (b) be violated or breached by the Borrower's performance of its obligations under the Loan Documents; or
(c) prohibit or otherwise limit in any way or to any extent the ability of any Subsidiary to declare or pay dividends to the Borrower.

       Section 9.7 RESTRICTED PAYMENTS. The Borrower will not, and will not permit any Subsidiary to, either: (a) purchase or redeem or otherwise acquire for value any shares of the Borrower's or any Subsidiary's stock, declare or pay any dividends thereon (other than stock dividends and dividends payable solely to the Borrower), make any distribution on, or payment on account of the purchase, redemption, defeasance or other acquisition or retirement for value of, any shares of the Borrower's or any Subsidiary's stock or set aside any funds for any such purpose (other than payment to, or on account of or for the benefit of, the Borrower only) if a Default or Event of Default has occurred and is continuing or if, after giving effect to any such purchases, redemption, acquisition, dividend, distribution or payment, a Default or an Event of Default would have occurred and be continuing; or (b) directly or indirectly make any payment on, or redeem, repurchase, defease, or make any sinking fund payment on account of, or any other provision for, or otherwise pay, acquire or retire for value, any Indebtedness of the Borrower or any Subsidiary that is subordinated in right of payment to the Loans (whether pursuant to its terms or by operation of law), except for regularly-scheduled payments of interest and principal (which shall not include payments contingently required upon occurrence of a change of control or other event) that are not otherwise prohibited hereunder or under the document or agreement stating the terms of such subordination.

       Section 9.8 INVESTMENTS. The Borrower will not make, and the Borrower will not permit to exist, any direct or indirect investment (whether by means of equity, debt or otherwise) by the Borrower in any other Person, except:

       (a) Investments by the Borrower in Dain Rauscher Incorporated, including, without limitation, a subordinated revolving loan from the Borrower to Dain Rauscher Incorporated in the principal amount of $20,000,000 which is subject to a "subordination agreement" as defined in Rule 15c3-1;

       (b) Investments by the Borrower or Dain Rauscher Incorporated in Subsidiaries other than Dain Rauscher Incorporated in an aggregate amount not to exceed at any time eight percent (8%) of the Borrower's Consolidated Net Worth;

       (c) Investments made after March 20, 1998 to acquire all or substantially all of the assets or stock of other Persons, provided that
       (i) the sum of all cash consideration paid, the current market value (as of the date of such Investment) of all property given and all Indebtedness incurred and assumed in connection with all such investments made after March 20, 1998 shall not exceed an aggregate amount of $100,000,000 and (ii) any Person whose assets or stock are so acquired shall be engaged in a business which is permitted for the Borrower or its Subsidiaries under SECTION 9.4 of this Agreement. The investments made by the Borrower to acquire WAH pursuant to the WAH Acquisition Agreement shall be excluded for purposes of determining the Borrower's compliance with this SECTION 9.8(c).

       Section 9.9 INDEBTEDNESS AND CONTINGENT LIABILITIES. The Borrower will not incur, create, issue, assume or suffer to exist any Indebtedness or agree to maintain the net worth of or working capital of, or provide funds to, satisfy any other financial covenants applicable to, any other Person, except:

       (a)    Indebtedness under this Agreement and the other Loan Documents;

       (b) Current liabilities of the Borrower, other than for borrowed money, incurred in the ordinary course of business;

       (c) Guarantees by the Borrower of Indebtedness for borrowed money of Dain Rauscher Lending Services in an aggregate amount not to exceed at any time $50,000,000; PROVIDED, HOWEVER, that such guarantees shall be permitted only for so long as the Borrower and Dain Rauscher Lending Services are in compliance with each of the following requirements:
       (A) the credit facilities under which Dain Rauscher Lending Services has incurred such guaranteed Indebtedness are made available by one or more of the Banks, (B) the aggregate amount of such guaranteed Indebtedness which Dain Rauscher Lending Services may borrow under such credit facilities shall not exceed at any time an aggregate amount of $50,000,000, (C) all of such guaranteed Indebtedness shall be secured by Dain Rauscher Lending Services' pledge of the underlying loans made by Dain Rauscher Lending Services to its customers, including the stock pledged by customers of Dain Rauscher Lending Services to Dain Rauscher Lending Services, and (D) all loans made by Dain Rauscher Lending Services to its customers meet the following maximum loan to market value collateral requirements with respect to the stock pledged by such customers: (1) with respect to each loan at the time such loan is made, the ratio of the loan amount to the market value of the pledged stock is not more than 50% and (2) with respect to each loan at all times after the time such loan is made, the ratio of the loan amount to the market value of the pledged stock value is not more than 65%;;

       (d)    The WAH Subordinated Debentures;

       (e) Indebtedness (other than Indebtedness permitted under SECTION 9.9(a)) in an aggregate amount not to exceed at any time $150,000,000 (the Borrower's guarantees of Indebtedness for borrowed money of Dain Rauscher Lending Services permitted under SECTION 9.9(c) above and the WAH Subordinated Debentures shall be included as Indebtedness for purposes of determining the Borrower's compliance with the $150,000,000 requirement of this SECTION 9.9(e).

       Section 9.10 LIENS. The Borrower will not create, incur, assume or suffer to exist any Lien with respect to any of its property, revenues or assets now owned or hereafter arising or acquired, except:

       (a) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired if the Indebtedness secured thereby does not exceed 100% of the fair market value of such property at the time of acquisition thereof;

       (b) Liens existing on the date of this Agreement and disclosed on EXHIBIT D hereto;

       (c) Deposits or pledges to secure payment of workers' compensation, unemployment insurance, old age pensions or other social security obligations, in the ordinary course of business of the Borrower or a Subsidiary;

       (d) Liens for taxes, fees, assessments and governmental charges not delinquent or to the extent that payments therefor shall not at the time be required to be made in accordance with the provisions of SECTION 8.4; and

       (e) Deposits to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business.

       Section 9.11 TRANSACTIONS WITH RELATED PARTIES. The Borrower will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or the applicable Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not a Related Party.

       Section 9.12 FISCAL YEAR. The Borrower will not change the ending date of its fiscal year from December 31.

       Section 9.13 MINIMUM CONSOLIDATED NET WORTH. The Borrower will not permit its Consolidated Net Worth at any time to be less than the sum of (i) $280,000,000 plus (ii) thirty percent (30%) of the sum of the Consolidated Net Income of the Borrower (with any consolidated net loss during any fiscal quarter counting as zero) for each fiscal quarter of the Borrower commencing with the fiscal quarter of the Borrower ending March 31, 2000.

       Section 9.14 MINIMUM NET CAPITAL REQUIRED FOR DAIN RAUSCHER INCORPORATED. The Borrower will not permit the Net Capital of Dain Rauscher Incorporated at any time to be less than the greater of (i) $70,000,000, or
(ii) seven percent (7%) of the Aggregate Debit Items of Dain Rauscher Incorporated.

       Section 9.15 WAH SUBORDINATED DEBENTURES. Except as currently provided in the WAH Subordinated Debentures, the Borrower will not prepay the WAH Subordinated Debentures and will not amend, alter or otherwise change in any way any of the provisions of the WAH Subordinated Debentures.

                   ARTICLE X  EVENTS OF DEFAULT AND REMEDIES

       Section 10.1 EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute an Event of Default:

       (a) The Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal on any of the Notes, any Letter of Credit Obligation or any fee or other amount required to be made to the Banks pursuant to the Loan Documents;

       (b) Any representation or warranty made or deemed to have been made by or on behalf of the Borrower or any Subsidiary by any of the Loan Documents or by or on behalf of the Borrower or any Subsidiary in any certificate, statement, report or other writing furnished by or on behalf of the Borrower to the Banks pursuant to the Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

       (c) The Borrower shall fail to comply with SECTION 8.2 or SECTION 8.11 hereof or any Section of ARTICLE IX hereof other than SECTION 9.14, or
       (ii) shall fail to comply with SECTION 9.14 hereof and such failure shall continue unremedied until the earlier to occur of (A) five (5) Business Days after the date on which either the principal financial officer or the principal accounting officer of the Borrower becomes aware of such failure, or (B) twenty-one (21) calendar days after the date on which the Borrower failed to be in compliance with SECTION 9.14;

       (d) The Borrower shall fail to comply with any agreement, covenant, condition, provision or term contained in the Loan Documents (and such failure shall not constitute an Event of Default under any of the other provisions of this SECTION 10.1) and such failure to comply shall continue for 30 calendar days after notice thereof to the Borrower;

       (e) The Borrower or any Subsidiary shall become insolvent or shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or such Subsidiary or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or a Subsidiary or for a substantial part of the property thereof and shall not be discharged within 30 days;

       (f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower or a Subsidiary;

       (g) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower or a Material Subsidiary, or the Borrower or any Material Subsidiary shall take any corporate action to approve institution of, or acquiescence in, such a proceeding;

       (h) A judgment or judgments for the payment of money in excess of the sum of $10,000,000 in the aggregate shall be rendered against the Borrower and/or its Subsidiaries and the Borrower or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgments by such judgment creditor, within 30 days from the date of entry thereof, and within said period of 30 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

       (i) The institution by the Borrower or any ERISA Affiliate of steps to terminate any Plan if in order to effectuate such termination, the Borrower or any ERISA Affiliate would be required to make a contribution to such Plan or would incur a liability or obligation to such Plan in excess of $5,000,000, or the institution by the PBGC of steps to terminate any Plan;

       (j) Indebtedness of the Borrower (other than Indebtedness under this Agreement) and/or a Subsidiary in an aggregate amount of $5,000,000 or more shall be accelerated, or the Borrower and/or a Subsidiary shall fail to pay any such Indebtedness in an aggregate amount of $5,000,000 or more when due (or, in case any such Indebtedness is payable on demand, when demanded), or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting (any required notice having been given and grace period having expired) the holder of any such Indebtedness in an aggregate amount of $5,000,000 or more or any trustee or other Person acting on behalf of such holder to cause, such Indebtedness in an aggregate amount of $5,000,000 or more to become due prior to its stated maturity or to realize upon any collateral given as security therefor; or

       (k) The New York Stock Exchange, Inc., any other national securities exchange of which a Material Subsidiary is a member or on which such Material Subsidiary has qualified for privileges or the National Association of Securities Dealers, Inc. shall make a decision or enter an order that (i) suspends such Material Subsidiary, or (ii) revokes such Material Subsidiary's membership or privileges, or (iii) takes any other action which will materially adversely affect the operations of such Material Subsidiary; or

       (l)    The Securities and Exchange Commission shall enter an order that
       (i) suspends or revokes the registration of any Material Subsidiary as a broker or as a dealer or both, (ii) suspends any Material Subsidiary as a member of a national securities association or national securities exchange, (iii) expels any Material Subsidiary as a member of a national securities association or a national securities exchange, or (iv) takes any other action which will materially adversely affect the operations of any Material Subsidiary; or

       (m) The Securities Investor Protection Corporation shall make an application for a decree adjudicating that customers of any Subsidiary are in need of protection under the Securities Investor Protection Act of 1970; or

       (n) Any Person, or group of Persons acting in concert, shall own or shall have acquired more than thirty percent (30%) of the shares of any voting class of stock of the Borrower; or

       (o) A Default, Event of Acceleration or Event of Default (each as defined therein) shall occur under the Dain Rauscher Incorporated Credit Agreement.

       Section 10.2 REMEDIES. If (a) any Event of Default described in SECTIONS 10.1(e), (f) or (g) shall occur with respect to the Borrower, the Commitments shall automatically terminate and the outstanding unpaid principal balance of the Notes, the accrued interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents shall automatically become immediately due and payable; or (b) any other Event of Default shall occur and be continuing, then the Agent may take any or all of the following actions (and shall take any or all of the following actions on direction of the Required Banks): (i) declare the Commitments terminated, whereupon the Commitments shall terminate, (ii) declare that the outstanding unpaid principal balance of the Notes, the accrued and unpaid interest thereon and all other obligations of the Borrower to the Banks and the Agent under the Loan Documents to be forthwith due and payable, whereupon the Notes, all accrued and unpaid interest thereon and all such obligations shall immediately become due and payable, in each case without demand or notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or the other Loan Documents to the contrary notwithstanding, (iii) exercise all rights and remedies under the Loan Documents and under any other instrument, document or agreement between the Borrower and the Agent or the Banks, and (iv) enforce all rights and remedies available under any applicable law.

       Section 10.3 LETTERS OF CREDIT. In addition to the foregoing remedies, if any Event of Default described in SECTION 10.1(e), (f) or (g) shall have occurred, or if any other Event of Default shall have occurred and the Agent shall have declared that the principal balance of the Notes is due and payable, the Borrower shall pay to the Agent an amount equal to all Letter of Credit Obligations. Such payment shall be in immediately available funds or in similar cash collateral acceptable to the Agent and shall be pledged to the Agent for the ratable benefit of the Banks. Such amount shall be held by the Agent in a cash collateral account until the outstanding Letters of Credit are terminated without payment or are paid and the Letter of Credit Obligations with respect thereto are payable. In the event the Borrower defaults in the payment of any Letter of Credit Obligations, the proceeds of the cash collateral account shall be applied to the payment thereof. The Borrower acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to pay immediately to the Agent the amount provided under this

Section, and that the Agent shall, on behalf of the Banks, have the right to require the Borrower to perform specifically such undertaking whether or not any of the Letter of Credit Obligations are due and payable. Upon the failure of the Borrower to make any payment required under this Section, the Agent, on behalf of the Banks, may proceed to use all remedies available at law or equity to enforce the obligation of the Borrower to pay or reimburse the Agent. The balance of any payment due under this Section shall bear interest payable on demand until paid in full at a per annum rate equal to the Reference Rate plus three percent (3.00%).

       Section 10.4 OFFSET. In addition to the remedies set forth in SECTIONS 10.2 AND 10.3, upon the occurrence of any Event of Default or at any time thereafter while such Event of Default continues, each Bank or any other holder of any Note may offset any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts or monies of the Borrower then or thereafter with such Bank or such other holder, or any obligations of such Bank or such other holder of the Note, against the Indebtedness then owed by the Borrower to such Bank.

                             ARTICLE XI  THE AGENT

       Section 11.1 APPOINTMENT AND GRANT OF AUTHORITY. Each Bank hereby appoints the Agent, and the Agent hereby agrees to act, as agent under this Agreement. The Agent shall have and may exercise such powers under this Agreement as are specifically delegated to the Agent by the terms hereof, together with such other powers as are reasonably incidental thereto. Each Bank hereby authorizes, consents to, and directs the Borrower to deal with the Agent as the true and lawful agent of such Bank to the extent set forth herein.

       Section 11.2 NON RELIANCE ON AGENT. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement and the Loan Documents or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its related companies) which may come into the Agent's possession.

       Section 11.3  RESPONSIBILITY OF THE AGENT AND OTHER MATTERS.

       (a) The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and those duties and liabilities shall be subject to the limitations and qualifications set forth in this Section. The duties of the Agent shall be mechanical and administrative in nature.

       (b) Neither the Agent nor any of its directors, officers or employees shall be liable for any action taken or omitted (whether or not such action taken or omitted is within or without the Agent's responsibilities and duties expressly set forth in this Agreement) under or in connection with this Agreement, or any other instrument or document in connection herewith, except for gross negligence or willful misconduct. Without limiting the foregoing, neither the Agent nor any of its directors, officers or employees shall be responsible for, or have any duty to examine:

              (i) the genuineness, execution, validity, effectiveness, enforceability, value or sufficiency of (a) this Agreement, the Notes or the other Loan Documents, or (b) any document or instrument furnished pursuant to or in connection with this Agreement, the Notes or the other Loan Documents,

              (ii)   the collectibility of any amounts owed by the Borrower,

              (iii) any recitals or statements or representations or warranties in connection with this Agreement, the Notes or the other Loan Documents,

              (iv) any failure of any party to this Agreement to receive any communication sent, or

              (v) the assets, liabilities, financial condition, results of operations, business or creditworthiness of the Borrower.

       (c) The Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by the Agent in good faith to be genuine and correct and to have been signed or sent or made by a proper Person. The Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel. The Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by the Agent with reasonable care. The Agent shall not be bound to ascertain or inquire as to the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or the other Loan Documents on the Borrower's part.

       Section 11.4 ACTION ON INSTRUCTIONS. The Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under this Agreement, the Notes or the other Loan Documents or any other instrument or document in connection herewith or therewith in accordance with instructions in writing from (i) the Required Banks except for instructions which under the express provisions hereof must be received by the Agent from all the Banks, and (ii) in the case of such instructions which under the express provisions hereof must be received by the Agent from all of the Banks, from all of the Banks.

       Section 11.5 INDEMNIFICATION. To the extent the Borrower does not reimburse and save the Agent harmless according to the terms hereof for and from all costs, expenses and disbursements in connection herewith or with the other Loan Documents, such costs, expenses and disbursements to the extent reasonable shall be borne by the Banks ratably in accordance with their Percentages and the Banks hereby agree on such basis (a) to reimburse the Agent for all such reasonable costs, expenses and disbursements on request of the Agent and (b) to indemnify and save harmless the Agent against and from any and all losses, obligations, penalties, actions, judgments and suits and other reasonable costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, other than as a consequence of actual gross negligence or willful misconduct on the part of the Agent, arising out of or in connection with this Agreement, the Notes or the other Loan Documents or any instrument or document in connection herewith or therewith, or any request of the Banks, including without limitation the reasonable costs, expenses and disbursements in connection with defending itself against any claim or liability, or answering any subpoena, related to the exercise or performance of any of its powers or duties under this Agreement, the Notes or the other Loan Documents or the taking of or refraining from taking any action under or in connection with this Agreement, the Notes or the other Loan Documents.

        Section 11.6 U.S. BANK AND AFFILIATES. With respect to U.S. Bank's Commitment and any Loans by U.S. Bank under this Agreement and any Note and any interest of U.S. Bank in any Note, U.S. Bank shall have the same rights, powers and duties under this Agreement and any such Note as any other Bank and may exercise the same as though it were not the Agent. U.S. Bank and its affiliates may accept deposits from, lend money to, and generally engage, and continue to engage, in any kind of business with the Borrower as if U.S. Bank were not the Agent.

       Section 11.7 NOTICE TO HOLDER OF NOTES. The Agent may deem and treat the payees of the Notes as the owners thereof for all purposes unless the Agent shall have given its consent to the assignment thereof in accordance with the provisions of SECTION 12.3. Any request, authority or consent of any holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.

       Section 11.8 SUCCESSOR AGENT. The Agent may resign at any time by giving at least 30 days written notice thereof to the Banks and the Borrower. Upon any such resignation, the Borrower shall have the right to appoint a successor Agent from among the Banks, subject to such selected Bank being willing to accept such appointment; provided, however, if a Default or Event of Default shall exist such successor Agent shall be selected solely by the Required Banks and such successor Agent need not be approved by the Borrower. If no successor Agent shall have been appointed in accordance with the preceding sentence and shall have accepted such appointment within 30 days after the retiring Agent's giving notice of resignation, then the retiring Agent may, but shall not be required to, on behalf of the Banks, appoint a successor Agent and such successor Agent need not be approved by the Borrower.

                           ARTICLE XII  MISCELLANEOUS

       Section 12.1 NO WAIVER AND AMENDMENT. No failure on the part of the Agent, the Banks or the holders of the Notes to exercise and no delay in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The remedies herein and in any other instrument, document or agreement delivered or to be delivered to the Agent and/or the Banks hereunder or in connection herewith are cumulative and not exclusive of any remedies provided by law. No notice to or demand on the Borrower not required hereunder or under the other Loan Documents shall in any event entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent, the Banks or the holders of the Notes to any other or further action in any circumstances without notice or demand.

       Section 12.2 AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Agent upon direction of the Required Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no amendment, waiver or consent shall, unless agreed to by the Agent and all of the Banks:

       (a) increase the amounts of or extend the terms of the Commitments or subject the Banks to any additional obligations;

       (b) reduce the principal of, or interest (including the rate of interest) on, the Notes or any fees or other amounts payable hereunder;

       (c) change the requirement that payments of principal of, and interest on, the Revolving Notes or Term Notes, as applicable, be made pro rata to the Banks on the basis of the outstanding principal amount of the Revolving Loans or Term Loans, as applicable;

       (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

       (e)    change the definition of Required Banks or amend this SECTION
       12.2;

PROVIDED, FURTHER that amendments, waivers or consents affecting the rights of the Agent shall also require the consent of the Agent.

       Section 12.3  ASSIGNMENTS.

       (a) ASSIGNMENTS. Each Bank shall have the right, subject to the further provisions of this SECTIONS 12.3, to sell or assign all or any part of its Commitments, Loans, Letter of Credit Obligations, Notes, and other rights and obligations under this Agreement and the other Loan Documents (such transfer, an "Assignment") to any commercial lender, other financial institution or other entity (an "Assignee"). Upon such Assignment becoming effective as provided in SECTION 12.3(b), the assigning Bank shall be relieved from the portion of its Commitment, its Swing Line Participation Amount, its Letter of Credit Participation Amount, its obligations to indemnify the Agent and its other obligations hereunder to the extent assumed and undertaken by the Assignee, and to such extent the Assignee shall have assumed such portion of the assigning Bank's Commitment, its Swing Line Participation Amount, its Letter of Credit Participation Amount and such other obligations hereunder and the Assignee shall have the rights of a "Bank" hereunder. Notwithstanding the foregoing, unless otherwise consented to by the Borrower and the Agent, each Assignment shall be in an amount not less than (i) the entire amount of the assigning Bank's Commitment and related rights and obligations, or (ii) $10,000,000 of the assigning Bank's Commitment and related rights and obligations hereunder, or an integral multiple of $1,000,000 if above such amount. Each Assignment shall be documented by an agreement among the assigning Bank, the Assignee, the Agent, and so long as no Default or Event of Default exists, the Borrower (an "Assignment and Assumption Agreement") in form and substance satisfactory to the Agent.

       (b) EFFECTIVENESS OF ASSIGNMENTS. An Assignment shall become effective hereunder when all of the following conditions precedent shall have occurred: (i) the Agent shall have given its written consent to such Assignment evidenced by the Agent's execution of the applicable Assignment and Assumption Agreement, (ii) so long as no Default or Event of Default exists, the Borrower shall have given its written consent to such Assignment evidenced by the Borrower's execution of the applicable Assignment and Assumption Agreement, unless the Assignee is already a Bank under this Agreement in which case no consent is required from the Borrower, (iii) either the assigning Bank or the Assignee shall have paid a processing fee of $3,500 to the Agent for the Agent's own account,
       (iv) the Assignee shall have submitted to the Agent the Assignment and Assumption Agreement, in which the Assignee shall have agreed in writing to have irrevocably assumed and undertaken the transferred portion of the assigning Bank's obligations hereunder (including, without limitation, the transferred portion of the Swing Line Participation Amount, the Letter of Credit Participation Amount and the obligations to indemnify the Agent hereunder), with a copy for the Borrower, and shall have provided to the Agent information the Agent shall have reasonably requested to make payments to the Assignee, and (v) the assigning Bank, the Assignee and the Agent shall have agreed upon a date upon which the Assignment shall become effective.
       Upon the Assignment becoming effective, (A) the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assigning Bank and the Assignee; and (B) the Agent shall forward all payments of interest, principal, fees and other amounts that would have been made to the assigning Bank, in proportion to the percentage of the assigning Bank's rights transferred, to the Assignee.

       (c) TAX MATTERS. No Bank shall be permitted to enter into any Assignment with any Assignee who is not a United States Person unless such Assignee represents and warrants to such Bank that, as at the date of such Assignment, it is entitled to receive interest payments without withholding or deduction of any taxes and such Assignee executes and delivers to such Bank on or before the date of execution and delivery of documentation of such Assignment, a United States Internal Revenue Service Form 1001 or 4224, or any successor to either of such forms, as appropriate, properly completed an claiming complete exemption from withholding and deduction of all Federal Income Taxes. A "United States Person" means any citizen, national or resident of the United States, any corporation or other entity created or organized in or under the laws of the United States or any political subdivision hereof or any estate or trust, in each case that is not subject to withholding of United States Federal income taxes or other taxes on payment of interest, principal of fees hereunder.

       (d) INFORMATION. Each Bank may provide to any Assignee or to any prospective Assignee copies of all Loan Documents and any and all financial information in such Bank's possession concerning the Borrowers and its Subsidiaries which has been delivered to such Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Bank by or on behalf of the Borrower in connection with such Bank's credit evaluation of the Borrower prior to entering into this Agreement.

       (e) FEDERAL RESERVE BANK. Nothing herein stated shall limit the right of any Bank to assign any of its interest herein, in any Note and in the other Loan Documents to a Federal Reserve Bank.

       Section 12.4 COSTS, EXPENSES AND TAXES; INDEMNIFICATION. The Borrower agrees, whether or not any Loan is made hereunder or any Letter of Credit is issued hereunder, to pay on demand the following out-of-pocket costs and expenses incurred in connection with the following matters: (i) all out-of-pocket costs and expenses of the Agent (including the reasonable fees and expenses of outside counsel to the Agent) in connection with the preparation, execution and delivery of the Loan Documents and the preparation, negotiation and execution of any and all amendments to each thereof and (ii) all out-of-pocket costs and expenses of the Agent and each of the Banks in connection with the enforcement of the Loan Documents. The Borrower agrees to pay, and save the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Loan Documents. The Borrower agrees to defend, protect, indemnify, and hold harmless the Agent and each and all of the Banks, each of their respective affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an "Indemnified Person" and collectively, the "Indemnified Persons") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including, without limitation, the fees and disbursements of counsel to such Indemnified Persons, in any manner relating to or arising out of or in connection with the making of loans under this Agreement or under the Dain Rauscher Incorporated Credit Agreement, this Agreement, the Dain Rauscher Incorporated Credit Agreement or the WAH Acquisition; provided, however, that the Borrower shall have no obligation to an Indemnified Person with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

       Section 12.5 NOTICES. Except when telephonic notice is expressly authorized by this Agreement, any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first (1st) Business Day after the date of sending if sent by overnight courier, or from four (4) days after the date of mailing if mailed; PROVIDED, HOWEVER, that any notice to the Agent under ARTICLE II hereof shall be deemed to have been given only when received by the Agent.

       Section 12.6 SUCCESSORS. This Agreement shall be binding upon the Borrower, the Banks and the Agent and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Banks and the Agent and the successors and assigns of the Banks. The Borrower shall not assign its rights or duties hereunder without the written consent of the Banks.

       Section 12.7 SEVERABILITY. Any provision of the Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

       Section 12.8 SUBSIDIARY REFERENCES. The provisions of this Agreement relating to Subsidiaries shall apply only during such times as the Borrower has one or more Subsidiaries.

       Section 12.9 CAPTIONS. The captions or headings herein and any table of contents hereto are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

       Section 12.10 ENTIRE AGREEMENT. The Loan Documents embody the entire agreement and understanding between the Borrower, the Banks and the Agent with respect to the subject matter hereof and thereof. This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof.

       Section 12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

       Section 12.12 CONFIDENTIALITY OF INFORMATION. The Agent and each Bank shall use reasonable efforts to assure that information about the Borrower and its Subsidiaries and their operations, affairs and financial condition, not generally disclosed to the public or to trade and other creditors, which is furnished to the Agent or such Bank pursuant to the provisions hereof is used only for the purposes of this Agreement and any other relationship between any Bank and the Borrower and shall not be divulged to any Person other than the Banks, their affiliates and their respective officers, directors, employees and agents, except: (a) to their attorneys and accountants, (b) in connection with the enforcement of the rights of the Banks hereunder and under the other Loan Documents or otherwise in connection with applicable litigation, (c) in connection with assignments and the solicitation of prospective assignees referred to in SECTION 12.3, provided that the disclosing Bank complies with SECTION 9.6(d) and (d) as may otherwise be required or requested by any regulatory authority having jurisdiction over any Bank or by any applicable law, rule, regulation or judicial process, in the opinion of such Bank's counsel, such opinion concerning the making of such disclosure to be binding on the parties hereto. No Bank shall incur any liability to the Borrower by reason of any disclosure expressly permitted by this SECTION 12.12.

       Section 12.13 GOVERNING LAW. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF MINNESOTA, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, BUT GIVING EFFECT TO FEDERAL LAWS OF THE UNITED STATES APPLICABLE TO NATIONAL BANKS.

       Section 12.14 CONSENT TO JURISDICTION. AT THE OPTION OF THE BANKS, THIS AGREEMENT AND THE NOTES MAY BE ENFORCED IN ANY FEDERAL COURT OR MINNESOTA STATE COURT SITTING IN MINNEAPOLIS OR ST. PAUL, MINNESOTA; AND THE BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE BORROWER COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE BANKS AT THEIR OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE

ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT
PREJUDICE.

       Section 12.15 WAIVER OF JURY TRIAL. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS
(a) UNDER THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (b) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

        Section 12.16 SURVIVAL OF CERTAIN PROVISIONS OF THIS AGREEMENT. In consideration of the Agent and the Banks entering into this Agreement and the Agent, U.S. Bank, Norwest, BONY and The Chase Manhattan Bank entering into the Dain Rauscher Incorporated Credit Agreement, and making the loans and other credit accommodations available thereunder, the Borrower hereby irrevocably agrees as follows: (i) the Borrower's covenant under SECTION 9.8 of this Agreement shall survive until the last to occur of (a) the payment in full of all obligations of the Borrower to the Agent and/or the Banks under this Agreement, (b) the termination of the Commitment of the Banks to make loans and to issue letters of credit for the account of the Borrower under this Agreement, and (c) the payment in full of all obligations of Dain Rauscher Incorporated to the Agent, U.S. Bank, Norwest, BONY and The Chase Manhattan Bank under the Dain Rauscher Incorporated Credit Agreement, and
(ii) the Borrower's covenants and obligations under SECTION 12.4 of this Agreement shall survive forever notwithstanding the repayment in full of all obligations of the Borrower to the Agent and/or or the Banks under this Agreement, the termination of the Commitment of the Banks to make loans and to issue letters of credit for the account of the Borrower under this Agreement and the payment in full of all obligations of Dain Rauscher Incorporated to the Agent, U.S. Bank, Norwest, BONY and/or The Chase Manhattan Bank under the Dain Rauscher Incorporated Credit Agreement. The Borrower specifically acknowledges and agrees that the Borrower's violation of its covenants under SECTION 9.8 of this Agreement will harm the Agent and the Banks to such an extent that monetary damages alone would be an inadequate remedy. Therefore, in the event of any violation by the Borrower of its covenants under SECTION 9.8 of this Agreement, the Agent and the Banks (in addition to all other remedies which the Agent and/or the Banks may have by law or agreement) shall be entitled to a temporary restraining order, injunction and other equitable relief (without posting any bond or other security) restraining the Borrower from committing or continuing such violation. If any provision or application of this SECTION 12.16 is held unlawful or unenforceable in any respect, this SECTION 12.16 shall be revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above.

                              DAIN RAUSCHER CORPORATION


                              By
                                 ----------------------------------------------
                                    Title
                                          -------------------------------------

                              Dain Rauscher Plaza
                              60 South Sixth Street
                              Minneapolis, Minnesota  55402-4422
                              Attention:  Daniel Marcotte
                              Fax:  (612) 371-7951





                       SIGNATURE PAGE TO CREDIT AGREEMENT

Commitment:                   U.S. BANK NATIONAL ASSOCIATION,
$17,420,000                   as Agent and a Bank

Percentage:  26%
                              By
                                 ----------------------------------------------
                                    Title
                                          -------------------------------------

                              601 2nd Avenue South
                              Minneapolis, Minnesota  55402-4302
                              Attention:  Vice President, Financial Services
                                             Division
                              Fax:  (612) 973-0832




                       SIGNATURE PAGE TO CREDIT AGREEMENT

Commitment:                   NORWEST BANK MINNESOTA,
$17,420,000                   NATIONAL ASSOCIATION

Percentage:  26%
                              By
                                 ----------------------------------------------
                                    Title
                                          -------------------------------------

                              Sixth Street and Marquette Avenue
                              Minneapolis, Minnesota  55479-0105
                              Attention:  Vice President, Financial
                              Institutions Division
                              Fax:  (612) 667-7251




                       SIGNATURE PAGE TO CREDIT AGREEMENT

Commitment:                   THE BANK OF NEW YORK
$14,740,000

Percentage:  22%              By
                                 ----------------------------------------------
                                    Title
                                          -------------------------------------

                              One Wall Street
                              First Floor
                              New York, New York  10286
                              Attention:  Joe Ciacciarelli
                              Fax:  (212) 809-9375




                       SIGNATURE PAGE TO CREDIT AGREEMENT

Commitment:                   CREDIT LYONNAIS, NEW YORK BRANCH
$17,420,000

Percentage:  26%              By
                                 ----------------------------------------------
                                    Title
                                          -------------------------------------

                              1301 Avenue of the Americas
                              Credit Lyonnais Building
                              New York, New York  10019
                              Attention:  Ira Stein
                              Fax:  (212) 261-3401




                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                    EXHIBITS


    Exhibit         Contents

      A-1           Form of Revolving Note

      A-2           Form of Swing Line Note

      A-3           Form of Term Note

       B            Litigation (Section 7.6)

       C            Contingent Liabilities (Section 7.6)

       D            Existing Liens (Sections 7.11 and 9.10)

       E            Subsidiaries Directly Owned by Borrower (Section 7.16)

       F            Form of Compliance Certificate

       G            Form of Request for Extension of Termination Date

       H            Form of Response for Request for Extension of Termination Date

Date

                                                                 EXHIBIT A-1 TO
                                                               CREDIT AGREEMENT

                                 REVOLVING NOTE

$[Commitment]                                            Minneapolis, Minnesota
                                                                   May 31, 1999

     FOR VALUE RECEIVED, the undersigned, DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of [BANK] (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of _______________________________ __________________________________ AND 00/100
DOLLARS ($[Commitment]), or if less, the then aggregate unpaid principal amount of the Revolving Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Revolving Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement.
Accrued interest shall be payable on the dates specified in the Credit
Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 601 2nd Ave. S., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

     This Note is a Revolving Note referred to in, and evidences Revolving Loans incurred by the Borrower to the Bank under, a Credit Agreement of even date herewith (herein, as it may be restated, amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.


                                     A-1-1

     This Note is made under and governed by the internal laws of the State of Minnesota.

                                   DAIN RAUSCHER CORPORATION


                                   By
                                      -----------------------------------------
                                         Title
                                               --------------------------------









                                     A-1-2

                                                                 EXHIBIT A-2 TO
                                                               CREDIT AGREEMENT

                                SWING LINE NOTE

$5,000,000                                               Minneapolis, Minnesota
                                                                   May 31, 1999

     FOR VALUE RECEIVED, the undersigned, DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION (the "Bank"), on the Termination Date, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000), or if less, the then aggregate unpaid principal amount of the Swing Line Loans (as such term is defined in the Credit Agreement) as may be borrowed by the Borrower from the Bank under the Credit Agreement. All Swing Line Loans and all payments of principal shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement.
Accrued interest shall be payable on the dates specified in the Credit
Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 601 2nd Ave. S., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

     This Note is the Swing Line Note referred to in, and evidences the Swing Line Loans incurred by the Borrower to the Bank under, a Credit Agreement of even date herewith (herein, as it may be restated, amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.


                                     A-2-1

     This Note is made under and governed by the internal laws of the State of Minnesota.

                                   DAIN RAUSCHER CORPORATION


                                   By
                                      -----------------------------------------
                                         Title
                                               --------------------------------










                                     A-2-2

                                                                 EXHIBIT A-3 TO
                                                               CREDIT AGREEMENT

                                   TERM NOTE

$[Amount of Term Loan]                                   Minneapolis, Minnesota
                                                           ______________, ____

     FOR VALUE RECEIVED, the undersigned, DAIN RAUSCHER CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of [BANK] (the "Bank"), on _______________, ____, or other due date or dates determined under the Credit Agreement hereinafter referred to, the principal sum of _______________________________ __________________________________ AND 00/100
DOLLARS ($Term Loan Amount). All payments of principal under this Note shall be recorded by the holder in its records which records shall be conclusive evidence of the subject matter thereof, absent manifest error.

     The principal balance hereof shall be payable in seven (7) equal quarterly installments of $____________ each, commencing on the last day of _______________, ____, and continuing on the last day of each December, March, June and September thereafter until _______________, _____ (the "Term Loan Maturity Date"), when the entire remaining principal balance hereof shall be due and payable.

     The Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at the rates per annum which shall be determined in accordance with the provisions of the Credit Agreement.
Accrued interest shall be payable on the dates specified in the Credit
Agreement.

     All payments of principal and interest under this Note shall be made in lawful money of the United States of America in immediately available funds at the office of U.S. Bank National Association, at 601 2nd Ave. S., Minneapolis, Minnesota 55402-4302, or at such other place as may be designated by the Agent to the Borrower in writing.

     This Note is a Term Note referred to in, and evidences the Term Loan incurred by the Borrower to the Bank under, a Credit Agreement dated as of May 31, 1999 (herein, as it may be restated, amended, modified or supplemented from time to time, called the "Credit Agreement") among the Borrower, the Banks, as defined therein (including the Bank) and U.S. Bank National Association, as Agent, to which Credit Agreement reference is made for a statement of the terms and provisions thereof, including those under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable.

     All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.


                                     A-3-1

     This Note is made under and governed by the internal laws of the State of Minnesota.

                                   DAIN RAUSCHER CORPORATION


                                   By
                                      -----------------------------------------
                                         Title
                                               --------------------------------










                                     A-3-2

                                                                   EXHIBIT B TO
                                                               CREDIT AGREEMENT

                            LITIGATION (SECTION 7.6)


                          [To be prepared by Borrower]

                                                                   EXHIBIT C TO
                                                               CREDIT AGREEMENT

                     CONTINGENT LIABILITIES (SECTION 7.6)


                                     None

                                                                   EXHIBIT D TO
                                                               CREDIT AGREEMENT

                    EXISTING LIENS (SECTIONS 7.11 AND 9.10)


                                     None

                                                                   EXHIBIT E TO
                                                               CREDIT AGREEMENT

             SUBSIDIARIES DIRECTLY OWNED BY BORROWER (SECTION 7.16)


                         [To be prepared by Borrower]

                                                                   EXHIBIT F TO
                                                               CREDIT AGREEMENT

                        FORM OF COMPLIANCE CERTIFICATE

     In accordance with SECTION 8.1 of the Credit Agreement dated as of May 31, 1999 (the "Credit Agreement"), among Dain Rauscher Corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and U.S. Bank National Association, as Agent, attached are the financial statements of ________________________ ________________________________________________ as
of and for the month and year-to-date period ended _______________, ____ (the "Current Financials").

     I certify that the Current Financials have been prepared in accordance with GAAP applied on a basis consistent with the accounting practices applied in the annual audit reports referred to in SECTION 8.1(a) of the Credit Agreement.

Defaults and Events of Default (check one):

     / / I have no knowledge of the occurrence of any Default or Event of Default under the Credit Agreement which has not previously been reported to the Bank and remedied.

     / / Attached is a detailed description of all Defaults and Events of Default of which I have knowledge and which have not previously been reported to the Banks and remedied.

     For the date and periods covered by the Current Financials, the Borrower is in compliance with the covenants set forth in SECTIONS 9.8(b), 9.8(c), 9.9(c), 9.9(d), 9.13 AND 9.14 of the Credit Agreement, except as indicated below. The calculations made to determine compliance are as follows:


Covenant                          Actual                Requirement
--------                          ------                -----------
9.8(b)

9.8(c)

9.9(c)

9.9(d)


9.13

9.14

                                   DAIN RAUSCHER CORPORATION


                                   By
                                      -----------------------------------------
                                         Title
                                               --------------------------------

                                   Dated
                                         -----------------,-----

                                                                   EXHIBIT G TO
                                                               CREDIT AGREEMENT

              FORM OF REQUEST FOR EXTENSION OF TERMINATION DATE

                            _______________, ____


U.S. Bank National Association, as Agent
601 2nd Avenue South
Minneapolis, Minnesota  55402-4302
Attention:  Vice President, Financial Services Division


     Re:  DAIN RAUSCHER CORPORATION


Dear Madam or Sir:

     We refer to SECTION 2.9 of the Credit Agreement dated as of May 31, 1999 among Dain Rauscher Corporation, the Banks (as defined in the Credit Agreement) and U.S. Bank National Association, as Agent, and hereby request that the Banks extend the Termination Date (as defined in the Credit Agreement) for an additional 364 days.

                                   Very truly yours,

                                   DAIN RAUSCHER CORPORATION


                                   By
                                      -----------------------------------------
                                         Title
                                               --------------------------------

                                                                   EXHIBIT H TO
                                                               CREDIT AGREEMENT

        FORM OF RESPONSE TO REQUEST FOR EXTENSION OF TERMINATION DATE

                            _______________, ____


U.S. Bank National Association, as Agent
601 2nd Avenue South
Minneapolis, Minnesota  55402-4302
Attention:  Vice President, Financial Services Division


     Re:  DAIN RAUSCHER CORPORATION


Dear Madam or Sir:

     We refer to the Credit Agreement dated as of May 31, 1999 (the "Credit Agreement") among Dain Rauscher Corporation (the "Borrower"), the Banks (as defined in the Credit Agreement") and U.S. Bank National Association, as Agent, and the request of the Borrower delivered to the Agent that the Banks extend the Commitment Termination Date (as defined in the Credit Agreement) for an additional 364 days. [We hereby consent to such request] or [We hereby deny such request.]

                                   Very truly yours,

                                   [NAME OF BANK]


                                   By
                                      -----------------------------------------
                                         Title
                                               --------------------------------


                                      H-1